EXHIBIT 10.1
                                                                   ------------


                             AMENDED AND RESTATED
                             REVOLVING CREDIT AND
                            REIMBURSEMENT AGREEMENT


                                 by and among


                           REXEL, INC. as Borrower,


                 NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION,
                       CREDIT LYONNAIS NEW YORK BRANCH,
                   CREDIT LYONNAIS CAYMAN ISLAND BRANCH and
                       SOCIETE GENERALE, NEW YORK BRANCH
                                  as Lenders,


                                      and


            NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, as Agent


                                      and


                      CREDIT LYONNAIS NEW YORK BRANCH and
                      SOCIETE GENERALE, NEW YORK BRANCH,
                                 as Co-Agents






                                August 8, 1995

                               TABLE OF CONTENTS
                              ------------------
                                                                          Page
                                                                          ----


                                   ARTICLE I

                             Definitions and Terms



1.01  Definitions...................................................        3

1.02  Accounting Terms..............................................       16

                                  ARTICLE II

                           Revolving Credit Facility


2.01  Commitment....................................................       17

2.02  Amounts.......................................................       17

2.03  Interest Periods..............................................       17

2.04  Advances......................................................       17

2.05  Payment of Interest...........................................       19

2.06  Payment of Principal..........................................       20

2.07  Borrower's Account............................................       20

2.08  Notes.........................................................       20

2.09  Pro Rata Payments.............................................       21

2.10  Reduction in Commitment.......................................       21

2.11  Increase and Decrease in Amounts..............................       21

2.12  Conversions and Elections of Subsequent Interest Periods......       21

2.13  Unused Fees...................................................       22

2.14  Deficiency Advances...........................................       23

                         TABLE OF CONTENTS (continued)
                         -----------------------------


2.15  Adjustments by Agent..........................................       23

2.16  Use of Proceeds...............................................       23

2.17  Swing Line....................................................       24

                                  ARTICLE III

                               Letters of Credit


3.01  Letters of Credit.............................................       26

3.02  Reimbursement.................................................       26

3.03  Letter of Credit Fee..........................................       28

3.04  Administrative Fees and Reserves..............................       29

                                  ARTICLE IV

                        Yield Protection and Illegality


4.01  Increased Costs...............................................       30

4.02  Illegality....................................................       31

4.03  Compensation..................................................       31

                                   ARTICLE V

       Conditions to Continue Making Loans and Issuing Letters of Credit


5.01  Conditions of Further Advance and Issuance of
      Letters of Credit.............................................       33

5.02  Conditions of Advances........................................       34

                         TABLE OF CONTENTS (continued)
                         -----------------------------

                                  ARTICLE VI

                                  Guaranties


6.01  Further Assurances............................................       35

                                  ARTICLE VII

                        Representations and Warranties


7.01  Representations and Warranties as to Borrower and Subsidiary..       36

7.02  Representations and Warranties of Borrower....................       37

                                 ARTICLE VIII

                             Affirmative Covenants


8.01  Financial Reports, Etc........................................       41

8.02  Maintain Properties...........................................       42

8.03  Existence, Qualification, Etc.................................       42

8.04  Regulations and Taxes.........................................       43

8.05  Insurance.....................................................       43

8.06  True Books....................................................       43

8.07  Pay Indebtedness to Lenders and Perform Other Covenants.......       43

8.08  Right of Inspection...........................................       43

8.09  Observe All Laws..............................................       43

8.10  Covenants Extending to Subsidiaries...........................       43

8.11  Officer's Knowledge of Default................................       43

8.12  Suits or Other Proceedings....................................       43

8.13  Environmental Reports.........................................       43

                         TABLE OF CONTENTS (continued)
                         -----------------------------


8.14  Notice of Discharge of Hazardous Material or Environmental
      Complaint.... ................................................       44

8.15  Further Assurances............................................       44

8.16  ERISA Requirement.............................................       44

8.17  Authorization of Shares.......................................       45

8.18  Repurchase of Securities......................................       45

8.19  Subordination of Indebtedness.................................       45

8.20  Use of Proceeds...............................................       45

8.21  New Subsidiaries..............................................       45

                                  ARTICLE IX

                              Negative Covenants


9.01  Liens, Etc....................................................       46

9.02  Indebtedness for Money Borrowed...............................       47

9.03  Lease Obligations.............................................       47

9.04  Mergers, Etc..................................................       47

9.05  Contingent Obligations........................................       48

9.06  Investments...................................................       48

9.07  Sale of Assets................................................       49

9.08  Sale and Leaseback............................................       49

9.09  ERISA.........................................................       49

9.10  Sale of Subsidiary Interests..................................       50

9.11  Prepayments of Long-Term Debt.................................       50

9.12  Indebtedness for Money Borrowed/Shareholders' Equity..........       50

9.13  Consolidated Shareholders' Equity.............................       50

                         TABLE OF CONTENTS (continued)
                         -----------------------------


9.14  Acquisitions..................................................       50

9.15  Consolidated Interest Coverage Ratio..........................       51

9.16  Senior Note Agreement.........................................       51

9.17  Fixed Charge Coverage Ratio...................................       51

9.18  Trading Asset Ratio...........................................       51

9.19  Fiscal Year...................................................       51

9.20  Rate Hedging Obligation.......................................       51

                                   ARTICLE X

                      Events of Default and Acceleration


10.01 Events of Default.............................................      52

10.02 Agent to Act..................................................      54

10.03 Cumulative Rights.............................................      54

10.04 No Waiver.....................................................      54

10.05 Allocation of Proceeds........................................      54

                                  ARTICLE XI

                                   The Agent


11.01 Appointment...................................................      56

11.02 Attorneys-in-Fact.............................................      56

11.03 Limitation on Liability.......................................      56

11.04 Reliance......................................................      56

11.05 Notice of Default.............................................      57

11.06 No Representations............................................      57

                         TABLE OF CONTENTS (continued)
                         -----------------------------


11.07 Indemnification...............................................      57

11.08 Lender........................................................      58

11.09 Resignation...................................................      58

11.10 Sharing of Payments, Etc......................................      58

11.11 Fees..........................................................      59

                                  ARTICLE XII

                                 Miscellaneous


12.01 Assignments and Participations................................      60

12.02 Notices.......................................................      62

12.03 Setoff........................................................      62

12.04 Survival......................................................      63

12.05 Expenses......................................................      63

12.06 Amendments....................................................      63

12.07 Counterparts..................................................      64

12.08 Waivers by Borrower...........................................      64

12.09 Termination...................................................      64

12.10 Governing Law.................................................      65

12.11 Representation and Warranty of the Lenders....................      65

12.12 Agreement Controls............................................      65

12.13 Confidentiality...............................................      65

12.14 Indemnification...............................................      65

EXHIBIT A  Applicable Commitment Percentages........................      70


EXHIBIT B  Form of Assignment and Acceptance........................      71

                         TABLE OF CONTENTS (continued)
                         -----------------------------


EXHIBIT C  Notice of Appointment (or Revocation)
           of Authorized Officer....................................      74

EXHIBIT D  Application and Agreement for Letter of Credit...........      75

EXHIBIT E  Borrowing Notice (Loan)..................................      76

EXHIBIT F  Form of Guaranty and Suretyship Agreement................      78

EXHIBIT G  Form of Note.............................................      85

EXHIBIT H  Opinion of Counsel for Borrower and Subsidiaries.........      88

EXHIBIT I  Form of Compliance Certificate...........................      89

EXHIBIT J  Guarantors and NonGuarantors.............................      92

EXHIBIT K  Existing Liens, Indebtedness, Guaranties
           and Investments..........................................      93

                             AMENDED AND RESTATED
                 REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

     THIS AMENDED AND RESTATED REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT, dated as of August 8, 1995 (the "Agreement"), is made by and among:

     REXEL, INC. (formerly Willcox & Gibbs, Inc.), a corporation organized and existing under the laws of the State of New York and having its principal place of business located in Coral Gables, Florida (the "Borrower"); and

     NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION ("NATIONSBANK"), CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais"), CREDIT LYONNAIS CAYMAN ISLAND BRANCH, SOCIETE GENERALE, NEW YORK BRANCH and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.01 (hereinafter NationsBank and such other lenders may be referred to individually as a "Lender" or collectively as the "Lenders"); and

     NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America and having its principal place of business in Tampa, Florida, in its capacity as agent for the Lenders (in such capacity, the "Agent"), and CREDIT LYONNAIS, NEW YORK BRANCH and SOCIETE GENERALE, NEW YORK BRANCH, each a branch licensed under the banking law of the State of New York of a banking corporation organized under the laws of France and having its principal place of business in New York, New York, as Co-Agents (the "Co-Agents").


                             W I T N E S S E T H:

     WHEREAS, NationsBank and Credit Lyonnais have heretofore made available revolving loans to and issued letters of credit for the Borrower pursuant to a Revolving Credit and Reimbursement Agreement dated as of December 17, 1993 as amended to the date hereof (the "Original Agreement") which loans are evidenced by Notes dated March 30, 1995 (the "Prior Notes"); and

     WHEREAS, the Borrower has requested that the Lenders amend and restate the Original Agreement in its entirety in order to make available to it revolving loans and letters of credit in an aggregate amount of up to $100,000,000, the proceeds of which loans shall be used to (i) repay certain existing indebtedness or redeem shares of its capital stock, (ii) fund a portion of acquisitions, and (iii) provide funds for working capital and the general corporate purposes of the Borrower; and

     WHEREAS, the Lenders are willing to provide the revolving loans and letters of credit to the Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrower, the Lenders, the Agent and the Co-Agents hereby agree that the Original Agreement shall be and hereby is amended in its entirety as follows:

                                   ARTICLE I

                             Definitions and Terms
                             ---------------------

     1.01 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

     "Accounts" shall mean and include all invoices, contracts, contract rights, "general intangibles" (as defined in Article 9 of the Uniform Commercial Code as presently in effect in the State of Florida), claims, instruments, chattel paper, leases, agreements and accounts, whether now existing or hereafter arising, evidencing or representing indebtedness due or to become due to Borrower or any of its Subsidiaries on account of goods sold or leased, or services rendered or to be rendered, by Borrower or any of its Subsidiaries;

     "Accounts Payable" means as at the date of determination thereof the total of all accounts payable for goods and services purchased by the Borrower and its Subsidiaries excluding any amounts payable with respect to Indebtedness for Money Borrowed determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

     "Advance" means a borrowing of new funds under (i) the Revolving Credit Facility consisting of the aggregate principal amount of a Floating Rate Loan or Fixed Rate Loan, as the case may be and (ii) the Swing Line consisting of Floating Rate Loans;

     "Applicable Base Rate" means:

                (i) for any Fixed CD Loan, in respect of the Interest Period specified by the Authorized Officer in the Borrowing Notice for such Fixed CD Loan, the per annum rate of interest (expressed as a percentage and rounded upwards if necessary to the nearest 1/100 of 1%) (which shall be the same for each day of such Interest Period) determined in good faith by the Agent in accordance with the usual procedures for its customers generally (which determination shall be conclusive absent manifest error) to be the rate per annum at which NationsBank can in its reasonable judgment obtain funds in the United States secondary certificate of deposit market at approximately 10:00 A.M. Charlotte, North Carolina time on the first day of such Interest Period in an amount approximately equal to the principal amount of, and for a period comparable to the Interest Period for, such Fixed CD Loan and maturing at the end of such Interest Period, and

               (ii) for any Floating CD Loan, the per annum rate of interest (expressed as a percentage and rounded upwards if necessary to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with the usual procedures for its customers generally (which determination shall be conclusive absent manifest error) to be the average of the secondary market bid rates at approximately 10:00 A.M. Charlotte, North Carolina time on each day of at least two dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in an amount approximately equal to the principal amount of such Floating CD Loan for a period of 90 days, and

              (iii) for any LIBOR Loan, in respect of the Interest Period specified by the Authorized Officer in the Borrowing Notice for such LIBOR Loan, the per annum interest rate equal to the per annum rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Dow Jones Telerate Page 3750, as of 11:00 a.m. (London time) two (2) LIBOR Business Days before the first day of such Interest Period (provided that, if at least two such offered rates appear on such Dow Jones Telerate Page (or such other page as may replace the Dow Jones Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks), the rate in respect of such Interest Period will be the arithmetic mean of such offered rates);

     "Applicable Commitment Percentage" means, for each Lender, with respect to the Obligations hereunder (each a type of "credit exposure"), including its Participations and its obligations hereunder to NationsBank to acquire Participations, a fraction (expressed as a percentage), the numerator of which shall be the then amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A attached hereto and incorporated herein by this reference; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.01 hereof;

     "Applicable Margin" means, in the case of a LIBOR Loan, Floating CD, Fixed CD Loan or Money Market Loan 0.55% per annum (the "Interest Addition") and, in the case of the Unused Fee required to be paid pursuant to Section 2.13, 0.175% per annum (the "Unused Fee"); provided, however, in the event that as at the end of any fiscal quarter of the Borrower ending on or after June 30, 1995 (each such date, a "Determination Date"), the ratio of Consolidated EBIT to Consolidated Interest Expense (the "EBIT Ratio") for the four fiscal quarters then ended is greater than 2.50 to 1.00 and the ratio of Indebtedness for Money Borrowed of the Borrower and its Subsidiaries to Consolidated Shareholders' Equity (the "Indebtedness Ratio") is less than 1.50 to 1.00, then effective on the fifth Business Day (an "Addition Adjustment Date") following the date of delivery (the "Delivery Date") of the Compliance Certificate setting forth the computations, in each case to but not including the next succeeding Addition Adjustment Date, the Interest Addition and the Unused Fee shall mean the percent per annum set forth in the applicable column below as to which both the EBIT Ratio and the Indebtedness Ratio determined as of the Determination Date are within the ranges that correspond to such column:

                                                                             EBIT Ratio is:
                                         -------------------------------------------------------------------------------------
                                                                       Greater than 3.00 to          Greater than 2.50 to
                                         Greater than 3.50 to          1.00 but equal to or          1.00 but equal to or
                                         1.00                          less than 3.50 to 1.00        less than 3.00 to 1.00
                                         -----------------------       ------------------------      ----------------------
                                         Interest         Unused        Interest         Unused       Interest        Unused
    Indebtedness Ratio is:               Addition          Fee          Addition         Fee          Addition         Fee
    --------------------------------     --------         ------        --------        ------        --------        ------
   Less than .67 to 1.00                   0.45%          0.15%          0.55%          0.175%         0.65%          0.20%

   Less than 1.00 to 1.00 but equal
   to or greater than .67 to 1.00          0.525%         0.175%         0.60%          0.175%         0.65%          0.20%

   Less than 1.22 to 1.00 but equal
   to or greater than 1.00 to 1.00         0.60%          0.175%         0.65%          0.20%          0.70%          0.225%

   Less than 1.50 to 1.00 but equal
   to or greater than 1.22 to 1.00         0.65%          0.20%          0.65%          0.20%          0.75%          0.225%

   Equal to 1.50 to 1.00                   0.75%          0.225%         0.75%          0.225%         0.85%          0.25%

     Prior to the delivery of such Compliance Certificate, the Borrower may deliver to the Agent a certificate of an Authorized Officer (a "Preliminary Certificate") certifying as to the level of such Ratios as of the most recent Determination Date, and the Applicable Margin shall be determined as provided above based on such Preliminary Certificate treating the date of delivery thereof as a Delivery Date until delivery of such Compliance Certificate; provided that (A) the accuracy of and basis for computations contained in each Preliminary Certificate shall be subject to verification by the Agent and (B) the Applicable Margin shall be readjusted retroactively to the preceding Addition Adjustment Date in the event that the Compliance Certificate subsequently delivered in connection therewith shall demonstrate that any previous adjustment to the Applicable Margin based on such Preliminary Certificate is not supported by the computations contained in such Compliance Certificate;

     "Applicable Reserve Requirement" means, for any CD Loan or LIBOR Loan with respect thereto, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained with respect thereto under Regulation D by any of the Lenders that are member banks of the Federal Reserve System on the first day of the Interest Period for such Loan against (i) non-personal Dollar time deposits in an amount of $100,000 or more in the case of any CD Loan or (ii) with respect to Dollar funding in the London interbank market in the case of any LIBOR Loan. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any change in regulations against (i) any category of liabilities which includes deposits by reference to which the Applicable Base Rate is to be determined or (ii) any category of extensions of credit or other assets which include CD Loans or LIBOR Loans;

     "Application and LC Agreement" means the Application and Agreement for Letters of Credit in the form attached hereto as Exhibit D, as the same may be amended, modified or supplemented from time to time; provided, however, (i) that to the extent that this Agreement and such Application and LC Agreement shall be in conflict, this Agreement shall control, and (ii) notwithstanding the execution and delivery thereof on or after the date hereof, any provisions thereof (including, without limitation, paragraphs 8 and 9) purporting to grant a security interest or require delivery of collateral or specifying "Events of Default" or rights or remedies exercisable upon the occurrence thereof, shall be deemed superseded so long as this Agreement is in effect;

     "Assessment Rate" means the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with its usual procedures for its customers generally (which determination shall be conclusive absent manifest error) to be the current net assessment rate per annum payable by NationsBank to the Federal Deposit Insurance Corporation (or any successor) on such day of determination for insurance on Dollar time deposits of NationsBank in the United States. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate;

     "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.01;

     "Authorized Officer" means any of the Chairman, President, Senior Vice Presidents or Vice Presidents of the Borrower or, with respect to financial matters, the Treasurer or Chief Financial Officer of the Borrower or any other person expressly designated by the Borrower as an Authorized Officer for purposes of this Agreement, as set forth from time to time in a certificate in the form attached hereto as Exhibit C;

     "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

     "Borrower's Account" means a demand deposit account with the Agent, or any successor account with the Agent, which may be maintained at one or more offices of the Agent, or an agent for the Agent;

     "Borrowing Notice" means the telephonic or telefacsimile request of an Authorized Officer to obtain an Advance or to elect a subsequent Interest Period for or convert a Loan or Loans of any type hereunder, as the obtaining of such Advance, such election or conversion of such Loan or Loans shall be otherwise permitted herein. Any Borrowing Notice shall be binding on and irrevocable by the Borrower, and shall be confirmed in writing in the case of a telephonic request promptly by an Authorized Officer in the form attached hereto as Exhibit E;

     "Business Day" means any day which is not a Saturday, Sunday or a day on which banks are required to be open for business in the States of North Carolina, Florida and New York;

     "CD Loan" means all of the Loans for which the rate of interest is determined by reference to the CD Rate;

     "CD Rate" means, for any CD Loan, the rate of interest per annum determined pursuant to the following formula:

                             Applicable Base Rate
                             --------------------
     CD Rate =   1-Applicable        +    Assessment    +    Applicable
                 Reserve Requirement        Rate             Margin

     "Capital Expenditures" means for any period the sum of (i) the gross amount of additions to property, plant and equipment (which are classified as such in accordance with Generally Accepted Accounting Principles and at the time have a useful life in excess of one year) of the Borrower and its Subsidiaries during such period plus (ii) with respect to any Capital Lease entered into by the Borrower or any Subsidiary during such period, the capitalized amount thereof determined in accordance with Generally Accepted Accounting Principles;

     "Capital Leases" means all leases of any Person which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time;

     "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders, the Agent and the Co-Agents and on which the conditions set forth in Section 5.01 hereof have been satisfied;

     "Commercial Letter of Credit" means a documentary letter of credit issued by NationsBank pursuant to the terms hereof for the account of the Borrower pursuant to Article III; provided that the expiry date of a Commercial Letter of Credit (i) shall not be later than 12 months subsequent to the date of issuance thereof and (ii) shall not provide for payment subsequent to the fifth Business Day preceding the Revolving Credit Termination Date;

     "Compliance Certificate" means that certificate of an Authorized Officer required to be furnished by Borrower pursuant to Section 8.01(a)(ii) and 8.01(b)(ii) hereof in the form of Exhibit I attached hereto;

     "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in
Section 7.02(b)(i) hereof; provided, however, that to the extent there shall be a change in Generally Accepted Accounting Principles the Borrower shall not reflect such change in the Compliance Certificate delivered following such change until the Agent shall consent thereto, such consent to be deemed given if the Agent shall not so advise the Borrower to the contrary within forty-five
(45) days following receipt of such Compliance Certificate;

     "Consolidated EBIT" means, with respect to the Borrower and its Subsidiaries for the four fiscal quarters immediately preceding the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income for such period, plus (ii) Consolidated Interest Expense during such period, (iii) plus taxes on income during such period, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis;

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries as of the end of any fiscal quarter, the ratio of
(A) the sum of Consolidated Net Income, plus taxes on income, plus Consolidated Interest Expense, plus depreciation and amortization minus Capital Expenditures for the four fiscal quarters then ended divided by (B) the sum of (i) Consolidated Interest Expense, plus dividends and distributions of the Borrower only (other than of stock or rights, options or warrants to acquire stock) for such four fiscal quarters, plus (ii) current maturities of Indebtedness for Money Borrowed having a maturity in excess of one year (excluding the amount of the Outstandings), plus (iii) (to the extent not included in (ii)) current maturities of Capitalized Leases;

     "Consolidated Interest Coverage Ratio" means with respect to Borrower and its Subsidiaries as of the end of any fiscal quarter the ratio of (i) Consolidated Net Income plus Consolidated Interest Expense plus taxes on income for the four fiscal quarters then ended to (ii) Consolidated Interest Expense for such four fiscal quarters;

     "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (but without duplication) (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis;

     "Consolidated Net Income" means, for any period, the net income (or deficit) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with Generally Accepted Accounting Principles on a consolidated basis after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, but excluding (i) gains on the sale, conversion or other disposition of capital assets (however, gains on sales or other disposition of equipment either worn out, obsolete or no longer useful in the business of the Borrower and its Subsidiaries made in the ordinary course of business shall not be excluded nor shall gains on the sale of capital assets previously used in discontinued or restructured operations (as to which a net loss has been taken) be excluded, to the extent that such gains exceed the values for such capital assets used in determining such net losses from such discontinued or restructured operations and to the extent that such gains are taken within twelve months of the date on which such net losses are taken), (ii) gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower and its Subsidiaries, (iii) gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset and (v) any other gain or credit of an extraordinary nature as determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis;

     "Consolidated Shareholders' Equity" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with Generally Accepted Accounting Principles and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit);

     "Consolidated Subordinated Indebtedness" means all Indebtedness for Money Borrowed of Borrower and Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles which is (i) outstanding under the Indenture or (ii) subordinated in right of payment to the Obligations;

     "Contingent Obligation" of any Person means any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

          (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

          (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

          (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

          (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

          (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof;

     "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

     "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

     "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund

Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect;

     "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974 and the regulations thereunder, all as the same shall be in effect at such date;

     "Event of Default" means any of the occurrences set forth as such in
Section 10.01 hereof;

     "Federal Funds Effective Rate" for any day, as used herein, means the rate per annum (rounded upward if necessary to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced;

     "Fiscal Year" means the 12 month period of the Borrower ending on December 31 of each calendar year and commencing on January 1 of each calendar year;

     "Fixed CD Loan" means a CD Loan for which the Borrower elects an Interest Period of 30, 60, 90 or 180 days pursuant to Section 2.04 hereof;

     "Fixed Rate Loan" means a Loan which is either a Fixed CD Loan or a LIBOR Loan;

     "Floating CD Loan" means a CD Loan other than a Fixed CD Loan;

     "Floating Rate" means (i) in the case of a Reference Loan the Reference Rate, (ii) in the case of a Floating CD Loan the CD Rate for such Floating CD Loan and (iii) in the case of a Money Market Loan the Money Market Rate;

     "Floating Rate Loan" means a Loan which is either a Reference Loan, a Floating CD Loan or a Money Market Loan;

     "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

     "Guarantors" means all Subsidiaries of the Borrower other than the Non Guarantors;

     "Guaranty" means the unconditional Guaranty and Suretyship Agreement in favor of the Lenders in the form attached hereto as Exhibit F delivered to the Agent pursuant to Article V hereof or pursuant to Section 8.21 hereof pursuant to which the Guarantors guarantee the payment and performance of all obligations to the Lenders as more specifically set forth in such Guaranty;

     "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law in effect on any date;

     "Indebtedness" means with respect to any Person, without duplication, (i) all Indebtedness for Money Borrowed and all indebtedness of such Person for the acquisition of property, other than purchases of property in the ordinary course of business so long as payment therefor is due within one year, and (ii) guaranties by such Person of Indebtedness referred to in clause (i) above of any other Person;

     "Indebtedness for Money Borrowed" means, for any Person, without duplication, (i) all indebtedness of such Person for money borrowed which is evidenced by bonds, debentures, notes or other similar instruments, (ii) all Capital Leases and (iii) all payment obligations under Rate Hedging Obligations (the amount of which obligations shall be the aggregate net loss position, if any, on all such Rate Hedging Obligations, taken as a whole); provided, however, the term "Indebtedness for Money Borrowed" shall specifically exclude payroll indebtedness and trade indebtedness incurred in the ordinary course of business provided such trade indebtedness has a maturity of less than one year;

     "Indenture" means the Indenture dated as of August 1, 1989 between the Borrower and Manufacturers Hanover Trust Company, as Trustee, with respect to $50,000,000 Convertible Subordinated Debentures due 2014;

     "Interest Period" for each Fixed Rate Loan means a period commencing on the date such Fixed Rate Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Fixed Rate Loan, and ending, at the Borrower's option, (A) for any Fixed CD Loan on the date 30, 60, 90 or 180 days thereafter as notified to the Agent by the Authorized Officer two (2) Business Days prior to the beginning of such Interest Period and (B) for any LIBOR Loan, on the date seven days or one, two, three or six months or one year thereafter as notified to the Agent by the Authorized Officer three (3) LIBOR Business Days prior to the beginning of such Interest Period; provided, that,

                (i) if the Authorized Officer fails to notify the Agent of the length of an Interest Period for any Fixed CD Loan two (2) Business Days or for any LIBOR Loan three (3) LIBOR Business Days, as the case may be, prior to the first day of such Interest Period, the Revolving Loan for which such Interest Period was to be determined shall be deemed to be a Reference Loan as of the first day thereof for an Interest Period ending on the following Business Day; and

               (ii) if an Interest Period for a Fixed Rate Loan would end on a day which is not a Business Day or a LIBOR Business Day, as the case may be, such Interest Period shall be extended to the next Business Day or LIBOR Business Day (unless in the case of any LIBOR Loan, such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day);

     "Inventory" means and includes any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by the Borrower or its Subsidiaries which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process, or supplies or materials used or consumed in the Borrower's or its Subsidiaries' businesses;

     "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended or modified from time to time;

     "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Officer and the Agent as the office by which its Loans are to be made and maintained;

     "Letter of Credit" or "Letters of Credit" means a Commercial Letter(s) of Credit or Standby Letter(s) of Credit issued by NationsBank for the account of the Borrower as described in Article III hereof;

     "Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by NationsBank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding $10,000,000;

     "LIBOR Business Day" means a Business Day on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement in London, England and New York, New York;

     "LIBOR Loan" means all of the Loans for which the rate of interest is determined by reference to the LIBOR Rate;

     "LIBOR Rate" means, for the Interest Period for any LIBOR Loan, the rate of interest per annum determined pursuant to the following formula:

                             Applicable Base Rate
                             --------------------
    LIBOR Rate  =   1-Applicable Reserve Requirement  +   Applicable Margin

     "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes (but excluding rights of setoff, retention or withholding, combination of accounts, counterclaim or other similar right). For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owners of any property which it or they have acquired or hold subject to a conditional sale agreement, lease intended as a security interest, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

     "Loan" or "Loans" means any of the Fixed Rate Loans or Floating Rate Loans, as the context may require, made pursuant to Sections 2.01 and 2.17 hereof;

     "Loan Documents" means this Agreement, the Notes, the Guaranty, the LC Account Agreement, the Application and LC Agreement and the Subordination Agreement as the same may be amended, modified or supplemented from the time to time;

     "Material Adverse Effect" has the meaning assigned in Section 7.01;

     "Money Market Loan" means a Loan which bears interest at the Money Market Rate;

     "Money Market Rate" means the sum of (i) the rate of interest announced daily by the Agent to be its money market rate, plus (ii) the Applicable Margin;

     "Non-Guarantor" means those United States entities and foreign entities listed as such on Exhibit J attached hereto and by this reference made a part hereof and any other Subsidiary of Borrower who has total assets having a book value of less than $1,000,000 provided that the aggregate of the book value of all assets of Non-Guarantors shall not exceed $5,000,000;

     "Notes" mean, collectively, the promissory notes of the Borrower executed and delivered to the Lenders as provided in Section 2.08 hereof in substantially the form attached hereto as Exhibit G, with appropriate insertions as to amounts, dates and names of Lenders which Notes shall be delivered to evidence the Revolving Loans provided for herein;

     "Obligations" means the obligations, liabilities and Indebtedness of the Borrower and its Subsidiaries with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower and its Subsidiaries to the Lenders or the Agent hereunder under any one or more of the other Loan Documents to which the Borrower is a party or with respect to the Loans;

     "Outstandings" means the principal amount of Revolving Loans outstanding plus the Swing Line Outstandings plus the Reimbursement Obligations plus the Outstanding Letters of Credit;

     "Outstanding Letters of Credit" means the amount at any date of computation available to be drawn under Letters of Credit;

     "Participation" means, with respect to any Lender (other than NationsBank), the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made or Letters of Credit issued by NationsBank in accordance with the terms hereof;

     "Person" means an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

     "Principal Office" means the principal office of the Agent at One Independence Center, 15th Floor, Charlotte, North Carolina 28255, Attention:
Agency Services or such other office and address as the Agent may from time to time designate;

     "Rate Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect, and entered into for the primary purpose of protecting, at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

     "Reference Loan" means a Loan which bears interest at the Reference Rate;

     "Reference Rate" with respect to any day means the greater of (i) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (1/2%) or (ii) the rate of interest per annum announced publicly by the Agent as its prime rate in effect on such day (such prime rate is not necessarily the lowest or best rate offered by NationsBank to its customers). Any change in the Reference Rate shall be effective as of the day of such change;

     "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

     "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse NationsBank and the Lenders to the extent of their respective Participations (including by the receipt by NationsBank of proceeds of Loans pursuant to Section 2.04(c)) for amounts theretofore paid by NationsBank pursuant to a drawing under such Letter of Credit;

     "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 75% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Revolving Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment plus the amount of such Lender's Applicable Commitment Percentage of the aggregate undrawn face amount of the outstanding Letters of Credit and of the Reimbursement Obligations; provided that, if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan or drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Swing Line Loans, Letters of Credit, Reimbursement Obligations and the Letter of Credit Commitment shall be deemed to be held by NationsBank for purposes of this definition;

     "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to the amount set forth in Exhibit A as reduced in accordance with Section 2.10;

     "Revolving Credit Facility" means the facility described in Article II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment less the aggregate amount of outstanding Swing Line Loans and Outstanding Letters of Credit;

     "Revolving Credit Termination Date" means (i) August 1, 2000 or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 10.01 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily permanently terminate the Revolving Credit Facility by payment in full of all Obligations (including the discharge of all Obligations of NationsBank and the Lenders with respect to Letters of Credit and Participations);

     "Revolving Loan" means Loans made by the Lenders to the Borrower pursuant to Section 2.01 hereof;

     "Rexel" means Rexel, S.A., a corporation created under the laws of the Republic of France, and a substantial stockholder of the Borrower;

     "Solvent" means, when used with respect to any Person, that at the time of determination:

                (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

               (ii) it is then able and expects to be able to pay its debts as they mature; and

              (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted;

     "Standby Letter of Credit" means a letter of credit issued by NationsBank pursuant to Article III for the account of Borrower in favor of a Person advancing credit or securing an obligation on behalf of Borrower;

     "Subordination Agreement" means the Blanket Subordination Agreement of even date herewith by and among the Agent and certain Subsidiaries, as the same may be amended, modified or supplemented from time to time;

     "Subsidiary" means any corporation in which at the time more than 50% of its outstanding capital stock ordinarily entitled to vote for the election of directors is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries;

     "Swap Agreement means one or more agreements with respect to Indebtedness evidenced by the Notes between the Borrower and one or more Lenders, on terms mutually acceptable to Borrower and such Lender or Lenders, which agreements create Rate Hedging Obligations;

     "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to Section 2.17;

     "Swing Line Loans" means Loans made by NationsBank to Borrower pursuant to
Section 2.17;

     "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding;

     "Swing Line Rate" means either the Reference Rate, the Floating CD Rate or the Money Market Rate minus for any such rate the Applicable Margin for Unused Fees as designated by the Borrower as provided in Section 2.17(i), any change in the Reference Rate, CD Rate for a Floating CD Loan or Money Market Rate to be effective as of the date of any such change;

     "Total Letter of Credit Commitment" means an amount not to exceed $10,000,000;

     "Total Revolving Credit Commitment" means an amount equal to $100,000,000, as reduced in accordance with Section 2.10 and Section 2.11;

     "Trading Asset Ratio" means the ratio of (a) the sum of Accounts and Inventory minus Accounts Payable of Borrower and its Subsidiaries to (b) Indebtedness for Money Borrowed of the Borrower and its Subsidiaries.

     1.02 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

                                  ARTICLE II

                           Revolving Credit Facility
                           -------------------------

     2.01 Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by its Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of the Notes as a result of an Event of Default, or (iii) if any other term or condition set forth in Sections 5.01 or
5.02 hereof, as the case may be, to the extent applicable, has not been satisfied or waived; provided further, however, that immediately after giving effect to each Advance, the principal amount of outstanding Revolving Loans plus the amount of all Swing Line Outstandings, Outstanding Letters of Credit and Reimbursement Obligations shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow hereunder, on a Business Day in the case of a Reference Loan or Fixed CD Loan, and on a LIBOR Business Day in the case of a LIBOR Loan, from time to time from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no Fixed CD Loan shall be made less than thirty (30) days before the Revolving Credit Termination Date and no LIBOR Loan shall be made less than seven (7) days before the Revolving Credit Termination Date and (y) each Fixed Rate Loan may, subject to the provisions of Section 2.06, be repaid only on the last day of the Interest Period with respect thereto. The Borrower agrees that if at any time the Outstandings shall exceed the Total Revolving Credit Commitment, the Borrower shall immediately reduce the outstanding principal amount of the Loans such that, as a result of such reduction, the Total Revolving Credit Commitment shall equal or exceed the Outstandings.

     2.02 Amounts.  Each Revolving Loan hereunder and conversions under Section
2.12 shall be in an amount of at least $3,000,000, and in integral multiples of $250,000 in excess thereof except as provided in Section 2.04(c) and Section 2.17.

     2.03 Interest Periods. Each Revolving Loan shall be, at the option of the Borrower specified in the Borrowing Notice furnished to the Agent pursuant to subsection 2.04 hereof, either a Reference Loan or a Fixed Rate Loan, which shall in each case be made or maintained by each Lender at its applicable Lending Office. Reference Loans and Fixed Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Loans having more than ten (10) different Interest Periods; provided that all Reference Loans shall be treated as having a single Interest Period.

     2.04 Advances.

          (a) The Authorized Officer shall give the Agent (i) at least two (2) Business Days' irrevocable telephonic notice of each Advance that will be a Fixed CD Loan (whether representing an additional borrowing hereunder or the conversion of borrowings hereunder from Reference Loans or other Fixed Rate

Loans to Fixed CD Loans) prior to 10:30 A.M. Charlotte, North Carolina time;
(ii) at least three (3) LIBOR Business Days' irrevocable telefacsimile or telephonic notice of each Advance that will be a LIBOR Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Reference Loans or other Fixed Rate Loans to LIBOR Loans) prior to 10:30 A.M., Charlotte, North Carolina time; and (iii) irrevocable telefacsimile or telephonic notice of each Reference Loan representing an additional borrowing hereunder prior to 10:30 A.M. Charlotte, North Carolina time on the day of such proposed Reference Loan. Each such Borrowing Notice, which shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type (Reference, Fixed CD or LIBOR) of Revolving Loan, the date of borrowing and, if a Fixed Rate Loan the Interest Period to be used in the computation of interest. The Authorized Officer shall provide the Agent written confirmation of each such telephonic notice in the form attached hereto as Exhibit F with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice shall be provided by the Agent to each Lender by telefacsimile with reasonable promptness, but not later than 12:00 noon, Charlotte, North Carolina time on the same day as Agent's receipt of such notice. Failure to give notice of a conversion to a Lender shall not constitute a Default.

          (b) Not later than 1:00 P.M., Charlotte, North Carolina time on the date specified for each borrowing under this Article II, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available to the Agent, by depositing or transferring the proceeds thereof in immediately available funds at the Principal Office. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by the Agent by 1:00 P.M., Charlotte, North Carolina time by depositing the proceeds thereof in immediately available funds, in the Borrower's Account.

          (c) If a drawing is presented under any Letter of Credit in accordance with the terms hereof prior to the Revolving Credit Termination Date and the Borrower shall not have reimbursed NationsBank for the amount thereof in accordance with Section 3.04(a), then to the extent of the availability under the Swing Line, the amount of such drawing or payment paid by NationsBank shall be declared an Advance under the Swing Line on the date such payment is made by NationsBank. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and to the extent that an Advance under the Swing Line as provided in the preceding sentence (an "Unreimbursed Drawing") shall not be available for the amount of such draw or payment, then notice of such drawing or payment shall be provided promptly by NationsBank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile. If such notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon Charlotte, North Carolina time on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make an Advance that is a Reference Loan in the amount of such Lender's Applicable Commitment Percentage of such Unreimbursed Drawing and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. Charlotte, North Carolina time on the same Business Day. If such notice to the Lenders is given by the Agent after 12:00 noon Charlotte, North Carolina time on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make an Advance that is a Reference Loan in the amount of such Lender's Applicable Commitment Percentage of such Unreimbursed Drawing and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 12:00 noon Charlotte, North Carolina time on the next following Business Day. Such Reference Loan shall be deemed made for a period ending on the following Business Day, which shall be extended automatically to the next succeeding Business Day unless and until the Borrower converts such Reference Loan in accordance with the terms of Section 2.12 hereof. Upon receipt by the Agent of proceeds of such Advance, the Reimbursement Obligation represented by such drawing shall be deemed satisfied.

     2.05 Payment of Interest.

          (a) The Borrower shall pay interest to the Agent at the Principal Office for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the then applicable Reference Rate for Reference Loans, CD Rate for Fixed CD Loans or LIBOR Rate for LIBOR Loans, as designated by the Authorized Officer pursuant to Section 2.04 hereof or as otherwise provided herein; provided, however, (i) that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), such amount shall bear interest thereafter the case of a Fixed Rate Loan, until the end of the Interest Period with respect to such Fixed Rate Loan, at a rate of two percent (2%) above such Fixed Rate and (ii) thereafter, and with respect to Reference Loans, at a rate of interest per annum which shall be two percent (2%) above the Reference or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

          (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each (a) Reference Loan and Swing Line Loan shall be paid in arrears on the last Business Day of each December, March, June or September, and (b) Fixed Rate Loan shall be paid on the last day of the applicable Interest Period for each Fixed Rate Loan and if such Interest Period extends for more than three months or 90 days, respectively at intervals of three months or 90 days, as appropriate, after the first day of such Interest Period. Interest shall be paid upon payment in full of the principal amount of all Loans and termination of commitments to make Advances. Payments of interest with respect to each Fixed Rate Loan pursuant to the preceding sentence shall consist of accrued and unpaid interest on the applicable Fixed Rate Loan from and including the first day of the Interest Period applicable to such Fixed Rate Loan (or, in the case of the payment of interest on the last day of an Interest Period of six months or one year for a LIBOR Loan or 180 days for a Fixed CD Loan, from and including the date of prior payment of interest on such Loan during such Interest Period) to but excluding the date of payment. Payments of interest with respect to each Reference Loan and Swing Line Loan pursuant to the second sentence of this subsection (b) shall consist of accrued and unpaid interest on the applicable Reference Rate or Floating Rate in the case of a Swing Line Loan from and including the first day such Reference Loan or Swing Line Loan is outstanding to but excluding either the date of payment or conversion of such Loan. The Agent shall endeavor to send the Borrower written notice of all interest payments not later than the Business Day immediately prior to the payment date therefor; provided, any failure of the Agent to send such notice shall not affect the Borrower's obligations with respect to payment of interest hereunder.

          (c) Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Borrower.

     2.06 Payment of Principal.

          (a) The principal amount of each Revolving Loan and Swing Line Loan shall be due and payable in full on the Revolving Credit Termination Date. The duration of the initial Interest Period for each Fixed Rate Loan shall be as specified in the Borrowing Notice. The Borrower shall have the option from time to time to elect the duration of subsequent Interest Periods and to convert the Revolving Loans in accordance with Section 2.12 hereof. If the Agent does not receive a notice of election of duration of an Interest Period or to convert by the time prescribed by Section 2.12 hereof, such Fixed Rate Loan shall automatically convert to a Reference Loan.

          (b) The Borrower shall have the right, upon telephonic notice by 10:30 A.M., Charlotte, North Carolina time on the date of any payment, from time to time to prepay all or any portion of the Loans without penalty other than as provided in Section 4.03. Prepayments of Loans, other than Swing Line Loans and other than those required under Section 4.03, shall be in minimum denominations of $3,000,000 and in integral multiples of $250,000 in excess thereof. Each payment of principal (including any prepayment) and payment of interest shall be made to the Agent at the Principal Office, for the account of each Lender's applicable Lending Office, in Dollars and in immediately available funds before 2:00 P.M. Charlotte, North Carolina time on the date such payment is due. Dollar payments received by the Agent after 2:00 P.M., Charlotte, North Carolina time on any day shall be deemed received on the next succeeding Business Day. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to the Borrower's Account or any ordinary deposit account of the Borrower with the Agent.

          (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

     2.07 Borrower's Account. The Agent shall render to the Borrower each quarter a Loan ledger statement and a copy of the statement of the Borrower's Account.

     2.08 Notes. Loans made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, a promissory note payable to the order of such Lender in the amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Note shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower. NationsBank and Credit Lyonnais shall surrender the Prior Notes to Borrower promptly following the Closing Date. At the request of Credit Lyonnais, the Borrower will cause to be executed and delivered to each of its New York Branch and its Cayman Island Branch, a note in the amount of the Applicable Commitment Percentage of Credit Lyonnais; provided that such notes shall provide that the aggregate outstanding principal amount payable under both such notes shall not exceed the Applicable Commitment Percentage of Credit Lyonnais. Credit Lyonnais agrees that all dealings hereunder by the Agent shall be with the New York Branch and that all payments required hereunder, notices of request for advances and other notices shall be made or given to Credit Lyonnais New York Branch on behalf of Credit Lyonnais.

     2.09 Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and fees (other than any underwriting or structuring fee and the Agent's fees payable under Section 11.11 hereof, which shall be retained by NationsBank or the Agent, as the case may be) described in this Agreement shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (e) the Agent will promptly distribute payments received to the Lenders.

     2.10 Reduction in Commitment. The Borrower shall have the right from time to time (but not more frequently than twice during each quarterly period), upon not less than ten (10) Business Days' written notice to the Agent to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day, telephonic notice (confirmed in writing) or telefacsimile notice of such reduction. Each such optional reduction shall be in the aggregate amount of $10,000,000 or such greater amount which is in an integral multiple of $1,000,000, and shall permanently reduce the Revolving Credit Commitment of the Lenders pro rata. No such reduction shall result in the payment of any Fixed Rate Loan other than on the last day of the Interest Period of such Loan. Each reduction of the Total Revolving Credit Commitment shall be accompanied by prepayment of the Notes to the extent that the Outstandings exceed the Total Revolving Credit Commitment, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. Any prepayment pursuant to this Section 2.10 shall be applied first to prepayment of Floating Rate Loans, next to the prepayment of Swing Line Loans and next to the prepayment of Fixed Rate Loans.

     2.11 Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower shall be reduced by the stated amount of all Swing Line Outstandings, Outstanding Letters of Credit and outstanding Reimbursement Obligations.

     2.12 Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 4.01(c) and 4.02 hereof, the Borrower may:

          (a) on two (2) Business Days' notice to the Agent on or before 10:30 A.M. Charlotte, North Carolina time:

              (i) elect a subsequent Interest Period for all or a portion of Fixed CD Loans to begin on the last day of the Interest Period for such Fixed CD Loans;

             (ii) convert all or a portion of Floating Rate Loans to Fixed CD Loans on any date; and

            (iii) convert all or a portion of LIBOR Loans to Fixed CD
          Loans on the last day of the Interest Period for such LIBOR Loans.

          (b) on three (3) LIBOR Business Days' notice to the Agent on or before 10:30 A.M. Charlotte, North Carolina time:

              (i) elect a subsequent Interest Period for all or a portion of LIBOR Loans to begin on the last day of the Interest Period for such LIBOR Loans;

             (ii) convert all or a portion of Fixed CD Loans to LIBOR Loans on the last day of the Interest Period for such Fixed CD Loans; and

            (iii) convert all or a portion of Floating Rate Loans to LIBOR Loans on any date.

     Notice of any such elections or conversions shall specify the effective date of such election or conversion and the Interest Period to be applicable to the Revolving Loan as continued or converted. Each election and conversion pursuant to this Section 2.12 shall be subject to the limitations on Fixed CD Loans and LIBOR Loans set forth in the definition of "Interest Period" herein and in Sections 2.01, 2.02, 2.03 and 2.04 hereof. All such continuations or conversions of Revolving Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     2.13 Unused Fees.

          (a) For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated), the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee for such period at the Applicable Margin for Unused Fees on the sum of the daily amount by which the average daily amount of the Total Revolving Credit Commitment exceeds the sum of average daily (a) outstanding Revolving Loans and (b) Outstanding Letters of Credit. The Swing Line Outstandings shall not be outstanding Loans for purposes of determining such fee. Such payments of fees provided for in this Section 2.13 shall be due in arrears on the last Business Day of each December, March, June and September beginning September 30, 1995 to and on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated). Notwithstanding the foregoing, if all of the conditions precedent to lending specified in Article V hereof have been fulfilled or waived, then so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Fees shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed.

          (b) In addition to the fees otherwise expressly provided for herein, the Borrower agrees to pay to NationsBank, the Lenders and the Agent, as the case may be, such other fees in connection with the Loans and the Letters of Credit as the Borrower shall be or become committed to pay pursuant to any other document to which Borrower is a signatory.

     2.14 Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note in its favor as a Lender all or any portion of such amount (the "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of such deficiency advance, together with interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank then such payment shall be credited against the Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

     2.15 Adjustments by Agent. Notwithstanding the construction of "pro rata" to mean based on the Applicable Commitment Percentages and any provisions contained herein for the advancement of funds or distribution of payments on a pro rata basis, the Agent may, in its discretion, but shall not be obligated to, adjust downward or upward (but not in excess of any applicable Revolving Credit Commitment) the principal amount of any Revolving Loan to be made by any Lender to the nearest amount which is evenly divisible by $100, and make appropriate related adjustment in the distribution of payments of principal and interest on the Loans.

     2.16 Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility and Swing Line hereunder shall be used by the Borrower to (i) redeem the 7% Convertible Subordinated Debentures issued under the Indenture and, subject to compliance at all times with Section 9.13 hereof, acquire shares of capital stock of Borrower, (ii) fund acquisitions, (iii) fund working capital and (iv) fund other general corporate purposes of the Borrower. The Borrower agrees that no portion of the proceeds of any Loan shall be advanced to or used directly for the benefit of any Non-Guarantor.

     2.17 Swing Line. Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $15,000,000, or (iii) if after giving effect to such Swing Line Loan, the Outstandings exceeds the Total Revolving Credit Commitment. Loans made pursuant to this Section 2.17 shall be limited to Loans bearing interest at a Floating Rate.

                (i) the Borrower may borrow, repay and reborrow under this
          Section 2.17. Borrowings under the Swing Line may be made in amounts of $50,000, with a minimum outstanding amount at all times of $100,000, upon telephonic (confirmed in writing) or telefacsimile request by an authorized officer of the Borrower made to NationsBank not later than 12:00 noon Charlotte, North Carolina time on the Business Day of the requested borrowing. Swing Line Loans shall bear interest, at the election of the Borrower as designated to NationsBank, at either the Reference Rate in the case of a Reference Loan or the CD Rate in the case of a Floating CD Loan or the Money Market Rate in the case of a Money Market Loan. If the Borrower fails to designate the interest rate for a Swing Line Loan, then such Swing Line Loan shall bear interest at the Reference Rate. Each repayment of a Swing Line Loan shall be in integral multiples of $50,000 with a minimum outstanding amount of $100,000.

               (ii) If the Borrower instructs NationsBank to debit its demand deposit account in an amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment after 2:00 P.M. Charlotte, North Carolina time, on a Business Day, such payment shall be deemed received on the next Business Day.

              (iii) The Borrower and each Lender which is or may become a party hereto acknowledge that all Swing Line Loans are to be made solely by NationsBank to the Borrower but that such Lender shall share the risk of loss with respect to such Advances in an amount equal to such Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank each Lender (including NationsBank) shall, according to its Lender's Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein, in which case such Swing Line Loan shall be deemed from and after such date a Reference Loan made in accordance with this Agreement. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

               (iv) The Borrower at its option may request an Advance as a Revolving Loan pursuant to Section 2.01 in an amount sufficient to repay any or all Swing Line Loans on any date and the Agent shall upon the receipt of such Advance, provide to NationsBank the amount necessary to repay such Swing Line Loan or Loans (which NationsBank shall then apply to such repayment) and credit any balance of the Revolving Loan in immediately available funds to the Borrower's Account. The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Revolving Loans in the amount of such Advances. The obligation of NationsBank to fund the Swing Line shall cease upon the earlier of (i) the occurrence of a Default, or (ii) the Revolving Credit Termination Date; provided that when a Default is no longer continuing NationsBank shall be obligated to provide Swing Line Loans.

                                  ARTICLE III

                               Letters of Credit
                               -----------------

     3.01 Letters of Credit. NationsBank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to NationsBank of an Application and LC Agreement; provided, that the undrawn face amount of all Letters of Credit outstanding plus all outstanding Reimbursement Obligations hereunder shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by NationsBank with an expiry date or payment date occurring subsequent to the fifth Business Day preceding the Revolving Credit Termination Date (without giving effect to the proviso thereof) and no Letter of Credit shall have an expiry date occurring more than twelve (12) months after the date of its issuance. NationsBank shall not be required to issue any Letter of Credit if the aggregate amount of the Outstandings and the face amount of any requested Letter of Credit exceeds the Total Revolving Credit Commitment.

     3.02 Reimbursement.

          (a) The Borrower hereby unconditionally agrees immediately to pay to NationsBank on demand at 101 N. Tryon Street, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services all amounts required to pay all drafts drawn under the Letters of Credit and any and all out of pocket expenses of every kind incurred by NationsBank in connection with the Letters of Credit and in any event and without demand to place in the possession of NationsBank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.04(c) hereof) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Borrower's obligations to pay NationsBank under this Section 3.02(a), and the right of NationsBank to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. NationsBank may charge the Borrower's Account or any other account the Borrower may have with it for any and all amounts NationsBank pays under a Letter of Credit plus commissions, charges and expenses as from time to time agreed to by NationsBank and the Borrower; provided that to the extent permitted by Section 2.04(c), amounts shall be paid pursuant to Advances under the Swing Line and/or the Revolving Credit Facility. The Borrower agrees that NationsBank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. The Borrower agrees to pay NationsBank interest on any amounts not paid when due hereunder at the lesser of the Reference Rate plus two percent (2%), or the maximum rate permitted by law.

          (b) In accordance with the provisions of Section 2.04(c) hereof, NationsBank shall notify the Agent (and shall also notify the Borrower) of any drawing under any Letter of Credit issued for the account of the Borrower as promptly as practicable following the receipt by NationsBank of such drawing or payment.

          (c) Each Lender (other than NationsBank) shall automatically acquire on the date of issuance thereof a Participation in the liability of NationsBank in respect of such Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay NationsBank under Section 3.02(a), each Lender (other than NationsBank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to NationsBank as hereinafter described, its Applicable Commitment Percentage of the liability of NationsBank under such Letter of Credit. If a Reimbursement Obligation shall be outstanding, upon demand from NationsBank or the Agent, each Lender shall pay to NationsBank in the manner provided in Section 2.04(c) its Applicable Commitment Percentage of such Reimbursement Obligation. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of NationsBank in full upon such request as required by this Section 3.02(c), such Lender shall, on demand, pay to the Agent for the account of NationsBank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.04(c) until such Lender pays such amount to the Agent for the account of NationsBank in full at the interest rate per annum for overnight borrowing by NationsBank from the Federal Reserve Bank.

          (d) Promptly following the end of each calendar quarter, NationsBank shall deliver to the Agent, and the Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit outstanding at the end of such quarter. Upon the request of any Lender from time to time, NationsBank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (e) The issuance by NationsBank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 5.01 hereof, be subject to the conditions that such Letter of Credit be in such form, contain such terms and support such transactions or obligations as shall be reasonably satisfactory to NationsBank consistent with the then current practices and procedures of NationsBank with respect to similar letters of credit. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto. The Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as NationsBank shall have reasonably requested consistent with such practices and procedures.

          (f) Without duplication of Section 11.07 hereof, the Borrower hereby indemnifies and holds harmless NationsBank and each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or out-of-pocket expenses which NationsBank, such other Lender or the Agent may reasonably incur (or which may be claimed against NationsBank, such other Lender or the Agent by any Person other than any party hereto) by reason of or in connection with the issuance or transfer of or payment or failure to pay under such Letter of Credit; provided that the Borrower shall not be required to indemnify NationsBank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified, (ii) caused by the failure of NationsBank to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree, or (iii) paid or payable by any Lender under Sections 2.14 or 11.10 hereof.

          (g) Without limitation or prejudice to any right or remedy available to Borrower by contract or law, the obligation of Borrower to immediately reimburse Agent for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

               (ii) the existence of any claim, setoff, defense or other rights which Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

              (iii) any breach of contract or other dispute between Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person or entity;

               (iv) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained herein shall be deemed to release NationsBank or any other Lender or the Agent of any liability for actual loss arising as a result of its gross negligence or willful misconduct.

     3.03 Letter of Credit Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee equal to the Applicable Margin for the Interest Addition times the stated amount of each Letter of Credit from the date of issuance of such Letter of Credit. In addition, the Borrower shall pay to NationsBank a fee equal to one-eighth percent (1/8%) per annum of the face amount of each Letter of Credit. Such payment of fees provided for in the this
Section 3.03 shall be due quarterly in arrears on the last Business Day of each March, June, September and December.

     3.04 Administrative Fees and Reserves. The Borrower shall pay to NationsBank administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as NationsBank and the Borrower shall agree from time to time. In addition, the Borrower shall reimburse NationsBank for all costs or reduction in yield occurring by reason of the issuance by NationsBank of the Letters of Credit.

                                  ARTICLE IV

                        Yield Protection and Illegality
                        -------------------------------

     4.01 Increased Costs.

          (a) If after the date of this Agreement, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the adoption of any guideline or request from any central bank or other governmental authority (whether or not having the force of law), other than, in each case, any introduction, change or adoption in respect of net income, franchise or similar taxes, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Fixed Rate Loan, then the Borrower shall from time to time, within 30 days after demand by the Agent, pay to the Agent additional amounts sufficient to compensate such Lender for such increased cost. A certificate documenting the amount of such increased cost and indicating a reasonable basis therefor, submitted to the Borrower by the Agent shall be conclusive and binding for all purposes, absent manifest error.

          (b) If after the date of this Agreement, either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the adoption of any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and the Agent determines that the amount of such capital is increased by or based upon the existence of the commitments to lend hereunder and other commitments of this type, then, within 30 days after demand by the Agent, the Borrower shall pay to the Agent, from time to time as specified by the Agent, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that the Agent reasonably determines such increase in capital to be allocable to the existence of the commitments to lend hereunder. A certificate documenting such amounts and indicating a reasonable basis therefor submitted to the Borrower by the Agent shall be conclusive and binding for all purposes, absent manifest error.

          (c)  If any Lender requests compensation from the Borrower under this
Section 4.01, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make additional Advances of the type with respect to which such compensation is requested until either (A) the matter giving rise to such request ceases to be in effect or (B) such Lender gives notice to the Borrower that it will no longer require the Borrower to pay additional costs arising from such matter; provided that the Borrower shall reimburse the Agent for its administrative expenses incurred by virtue of all such suspensions. In the case of any such suspension, all Fixed Rate Loans that would otherwise be required to be made by such Lender but for such suspension shall instead be a Floating Rate Loan.

          (d) Each Lender will notify the Borrower of any matter that will entitle such Lender to compensation under paragraph (a) or (b) of this Section
4.01 as promptly as practicable, but in any event within 120 days, after such Lender obtains actual knowledge thereof; provided, however, that if any Lender fails to give such notice within 120 days after it obtains actual knowledge of such matter, such Lender shall with respect to compensation payable pursuant to this Section 4.01 in respect of any costs resulting from such matter, only be entitled to payment under this Section 4.01 for costs incurred from and after the date 120 days prior to the date that such Lender does give such notice; and provided, further, that each Lender will designate a different lending office for the Advances of such Lender affected by the matters requiring compensation, and take other measures in its sole discretion, if such designation or other measures will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, result in a material cost to, or be otherwise disadvantageous to, such Lender.

          (e) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, or other manner or certification, establishing that payment of interest hereunder are either not subject to or totally exempt from United States Federal withholding tax and (ii) an Internal Revenue Service For W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as the same may reasonably be requested by the Borrower or the Agent, unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises each of the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     4.02 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue LIBOR Loans, or convert Floating Rate Loans or Fixed CD Loans into LIBOR Loans, shall be suspended until such time as such Lender may again make and maintain LIBOR Loans, and such Lender's outstanding LIBOR Loans shall be converted into Floating Rate Loans or Fixed CD Loans in accordance with
Section 2.12 hereof.

     4.03 Compensation. The Borrower shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

          (a) any payment, prepayment (including prepayments pursuant to Section 2.10) or conversion of a Fixed CD Loan or LIBOR Loan on a date other than the last day of the Interest Period for such Fixed CD Loan or LIBOR Loan, including, without limitation, any conversion required pursuant to Section 4.02; or

          (b) any failure by the Borrower to borrow a Fixed CD Loan or LIBOR Loan on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.04 hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing) at the applicable rate of interest for such Fixed CD Loan or LIBOR Loan provided for herein, minus the Applicable Margin for such Loan, over (ii) the Applicable Base Rate (as reasonably determined by the Agent) for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period. A determination of a Lender as to the amounts payable pursuant to this Section
4.03 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 4.03 shall furnish to the Authorized Officer calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation. Notwithstanding anything to the contrary herein, a Lender shall not be entitled to compensation pursuant to Section 4.01(a) and (b) and Section 4.02 unless such Lender has requested such compensation from other borrowers.

                                   ARTICLE V

                Conditions to Continue Making Loans and Issuing
                               Letters of Credit
                ----------------------------------------------

     5.01 Conditions of Further Advance and Issuance of Letters of Credit. The obligation of the Lenders to make further Advances and of NationsBank to issue the Letters of Credit is subject to the conditions precedent that the Agent shall have received, on the Closing Date in form and substance satisfactory to the Agent and Lenders, the following:

          (a) executed originals of each of this Agreement and the Notes and the other Loan Documents, together with all schedules and exhibits thereto in form and substance satisfactory to the Agent and the Lenders;

          (b) favorable written opinion of counsel to the Borrower dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit H attached hereto;

          (c) resolutions of the board of directors (or of the appropriate committee thereof) of the Borrower certified by its secretary or assistant secretary as of the Closing Date, appointing the initial Authorized Officers and approving and adopting the Loan Documents to be executed by the Borrower at the Closing, and authorizing the execution and delivery thereof; specimen signatures of officers of the Borrower executing the Loan Documents, certified by the Secretary or Assistant Secretary of the Borrower;

          (d) the charter documents of the Borrower certified as of the Closing Date by the Secretary or Assistant Secretary of the Borrower as true and correct;

          (e) the Bylaws of the Borrower certified as of the Closing Date as true and correct by the secretary or assistant secretary of the Borrower;

          (f) certificates issued as of a recent date by the Secretary of State of the state of the incorporation of the Borrower as to the corporate good standing of the Borrower therein;

          (g) appropriate certificates of qualification to do business and of corporate good standing issued as of a recent date by the Secretary of State of each jurisdiction in which the failure to be qualified to do business would materially adversely affect the business, operations or conditions, financial or otherwise, of the Borrower;

          (h) with respect to each Subsidiary, if any, executing a Guaranty, each of the opinions, certificates and documents described in subsections (b) through (f) above;

          (i)  notice of appointment of the initial Authorized Officers;

          (j) all fees payable by the Borrower on the Closing Date to the Agent and the Lenders; and

          (k) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

     5.02 Conditions of Advances. The obligations of the Lenders to make any Advance (other than pursuant to Section 2.04(c) or 2.17(iii)) and NationsBank to issue Letters of Credit hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          (a) the Agent shall have received a notice of such borrowing or request if required by Sections 2.04, 2.12 or 2.17 hereof;

          (b)  the representations and warranties of the Borrower set forth in
Article VII hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date;

          (c) there shall have been no material adverse change in the financial condition of the Borrower and its Subsidiaries, taken as a whole, since the date of those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.01 hereof;

          (d) in the case of the issuance of a Letter of Credit, the Borrower shall deliver to NationsBank notice of request for issuance of a Letter of Credit;

          (e) at the time of each such Advance or issuance of each Letter of Credit, as the case may be, no Default or Event of Default specified in Article X hereof shall have occurred and be continuing.

                                  ARTICLE VI

                                  Guaranties
                                  ----------

     6.01 Further Assurances. At the request of the Agent, the Borrower will cause each Guarantor to execute, alone or with the Agent, any certificate, instrument, statement or document which the Agent reasonably deems necessary to create, continue or preserve the Guaranty by such Guarantor.

                                  ARTICLE VII

                        Representations and Warranties
                        ------------------------------

     7.01 Representations and Warranties as to Borrower and Subsidiary. The Borrower represents and warrants (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

          (a)  Organization and Authority.

                (i) It and each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

               (ii) it and each Subsidiary has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which failure so to qualify would have a material adverse effect on the financial condition, business or operations of the Borrower and the Subsidiaries considered as a whole or the ability of the Borrower or any Subsidiary to perform its obligations under any of the Loan Documents to which it is a party (a "Material Adverse Effect");

              (iii) it has the corporate power and authority to execute and perform this Agreement, to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is or is to be a party;

               (iv) each Guarantor has the corporate power and authority to execute, deliver and perform the Guaranty and Subordination Agreement to which it is or is to be a party; and

                (v) each of the Loan Documents to which the Borrower or any Guarantor is a party is the valid and binding obligation of the Borrower or such Guarantor, as the case may be, enforceable against the Borrower or such Guarantor, as the case may be, in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

          (b) Loan Documents. The execution, delivery and performance by the Borrower and each Guarantor of each of the Loan Documents to which it is a party:

                (i) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower or Guarantor, as the case may be, required for the lawful execution, delivery and performance thereof;

               (ii) do not violate any provisions of (1) applicable law, (2) any order of any court or other agency of government binding on the Borrower or any Guarantor or their properties, (3) the charter documents or by-laws of the Borrower or any Guarantor or (4) any provisions of any indenture, agreement or other instrument to which the Borrower or any Guarantor is a party, or by which the properties or assets of the Borrower or any Guarantor are bound, which would have a Material Adverse Effect;

              (iii) will not, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which the Borrower or its Subsidiary is a party which breach or event of default would have a Material Adverse Effect; and

               (iv) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any Subsidiary (other than pursuant to the Loan Documents).

          (c) Solvency. The Borrower and each of its Subsidiaries are Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

     7.02 Representations and Warranties of Borrower. The Borrower represents and warrants that:

          (a) Subsidiaries and Stockholders. As of the Closing Date, it has no Subsidiaries other than those Persons listed as Subsidiaries in Exhibit J hereto; as of the Closing Date it does not own any equity interest in any Person other than the Persons listed in Exhibit J hereto;

          (b)  Financial Condition.

                (i) As at the Closing Date, the Borrower has heretofore furnished to each Lender an audited unqualified consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1994 and the notes thereto and the related consolidated statements of income, cash flow and changes in stockholders' equity for the Fiscal Year then ended as examined and certified by Coopers & Lybrand and unaudited consolidated balance sheets and related consolidated statements of income, without notes, for and as of the end of the first fiscal quarter of the year beginning January 1, 1995. Except as set forth therein, such consolidated financial statements (including the notes thereto) present fairly the consolidated financial condition of the Borrower and the Subsidiaries as of the end of such Fiscal Year and first fiscal quarter and consolidated results of their operations and the changes in their stockholders' equity for the Fiscal Year and quarter then ended, all in conformity with Generally Accepted Accounting Principles applied on a consistent basis subject, in the case of unaudited consolidated financial statements, to year-end adjustments and the absence or reduced scope of footnote disclosure. Except as disclosed therein or otherwise described or referred to in Exhibit K, neither the Borrower nor any Subsidiary has, as of the date hereof, any known and material direct liability;

               (ii) since March 31, 1995 through the Closing Date, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries or in the businesses, properties and operations of the Borrower and its Subsidiaries, in each case, considered as a whole, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

          (c) Title to Properties. The Borrower and its Subsidiaries have title to all their respective real and personal properties (except to the extent not material to the financial condition of the Borrower and the Subsidiaries taken as a whole) subject to no Liens, except for (i) Liens included in the notes to the financial statements referred to in Section 7.02(b) or otherwise described in Exhibit K attached hereto, and (ii) Liens permitted under Section 9.01 hereof;

          (d) Taxes. The Borrower and its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed by them and except for taxes and assessments being contested in good faith and against which adequate reserves to the extent required in accordance with Generally Accepted Accounting Principles have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except where the failure to file or pay would not have a Material Adverse Effect;

          (e) Other Agreements. As of the Closing Date, neither the Borrower nor any Subsidiary is a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could reasonably be expected to have a Material Adverse Effect;

          (f) Litigation. Except as set forth in Schedule 7.02(f) hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the best knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary which is reasonably likely to be determined adversely to the Borrower or such Subsidiary and which, if so determined, would have a Material Adverse Effect;

          (g) Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part
221), of the Board.  The proceeds of the borrowings made pursuant to Section
2.01 hereof will be used by the Borrower only for the purposes set forth in
Section 2.16 hereof. Except as provided in Section 2.16, none of such proceeds will be used by the Borrower, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which would constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent authorized to act and so acting in its behalf (other than the Agent and the Lenders) has taken or will take any action which would cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any state securities laws, in each case, as in effect on the date hereof;

          (h) Investment Company. Neither the Borrower nor any Subsidiary is an "investment company," or a company controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1, et seq.);

          (i) Patents, Etc. The Borrower and its Subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, tradenames, tradename rights, copyrights, trade secrets and know how necessary to the conduct of their businesses as now conducted, without known conflict with any patent, license, franchise, trademark trade secrets or confidential commercial or proprietary information, tradename, copyright or other proprietary rights of any other Person, except where the failure so to own or have the right to use or such conflict would not have a Material Adverse Effect;

          (j) No Untrue Statement. The representations and warranties of the Borrower set forth in this Agreement and any other Loan Document do not contain any misrepresentation or untrue statement of material fact or omit to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or warranty not misleading in any material respect;

          (k) No Consents, Etc. As of the Closing Date, neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be, or will be obtained or effected in the ordinary course, or where the failure to obtain or effect the same could not reasonably be expected to have a Material Adverse Effect;

          (l) ERISA. All Plans (as defined in Section 3(3) of ERISA) maintained by the Borrower and each Guarantor are in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and no Reportable Event has occurred and is continuing with respect to any Plan maintained by the Borrower or any Subsidiary, except where non-compliance or such occurrence would not subject the Borrower and its Subsidiaries to liability in excess of $2,000,000.

          (m) No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder; and

          (n) Hazardous Materials. Neither the Borrower nor any Subsidiary nor, to the best of Borrower's knowledge, any previous owner or operator of any real property currently owned or operated by the Borrower or any Subsidiary (collectively, the "Property"), has generated, stored, or disposed of any Hazardous Material on any portion of the Property, or transferred any Hazardous Material from the Property to any other location, giving rise to any liability of the Borrower or any Subsidiary which would have a Material Adverse Effect. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws, except for any such noncompliance that would not have a Material Adverse Effect, and neither Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, which would have a Material Adverse Effect.

                                 ARTICLE VIII

                             Affirmative Covenants
                            ----------------------

     Until the principal and interest of the Loans have been paid in full, all fees due and payable by the Borrower hereunder have been paid in full, no Letters of Credit or Reimbursement Obligations are outstanding and the Total Revolving Credit Commitment has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, Borrower will and, to the extent required by Section 8.10 below, will cause each Subsidiary to:

     8.01 Financial Reports, Etc.

          (a) as soon as practical and in any event within 97 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries, and the notes thereto, and the related consolidated statements of income, cash flow and changes in stockholders' equity and the respective notes thereto for such Fiscal Year, setting forth in each case comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis (except as disclosed therein) and accompanied by, with respect to the consolidated financial statements, opinions of Coopers & Lybrand, KPMG Peat Marwick, Deloitte & Touche, Ernst & Young, Price Waterhouse or Arthur Andersen & Co., or any successor firm thereto, or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders, which is unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower, provided that delivery of a copy of Borrower's Form 10-K as filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i); and (ii) a certificate of an Authorized Officer demonstrating compliance with Sections 9.12, 9.13, 9.14, 9.15, 9.17 and
9.18 of this Agreement, which certificate shall be in the form attached as
Exhibit I;

          (b) as soon as practical and in any event within 52 days after the end of each quarterly period (except the last reporting period of the Fiscal
Year), deliver to the Agent and each Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such reporting period and the related consolidated statements of income, and changes in cash flow for the period from the beginning of the Fiscal Year through the end of such reporting period, certified by an Authorized Officer as presenting fairly in all material respects the financial position of the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their cash flow for such reporting period, in conformity with the standards and subject to the limitations set forth in Section 7.02(b)(i) with respect to unaudited financial statements, subject to changes in Generally Accepted Accounting Principles provided that delivery of a copy of Borrower's Form 10-Q for such quarterly period as filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) and
(ii) a certificate of an Authorized Officer containing computations for such quarter similar to that required pursuant to Section 8.01(a)(ii);

          (c) together with each delivery of the financial statements required by Section 8.01(a) hereof, deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 8.01(a) hereof stating that in performing the examination necessary to render an opinion on the financial statements delivered therewith, they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured) or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

          (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent, and each Lender, a copy of (i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall publicly file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange (in each case, excluding exhibits) and (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders, bondholders or the financial community in general, and (iii) any material reports submitted to the Borrower or any of its subsidiaries by independent accountants in connection with any annual, interim or special audit of the Borrower or any of its Subsidiaries; and

          (e) promptly, from time to time, deliver or cause to be delivered to each Lender such other information regarding Borrower's and each Subsidiary's operations, business affairs and financial condition as such Lender may reasonably request. The Agent and the Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders or the Agent to any regulatory authority having jurisdiction over any of the Lenders pursuant to any written request therefor, and, subject to Section 12.13, to any other Person who shall acquire or consider the acquisition of a participation interest in any Revolving Loan or the Letters of Credit permitted by this Agreement.

     8.02 Maintain Properties. Maintain all properties and other personal property necessary to its operations in good working order and condition and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices, except, in each case, to the extent that the failure to do so would not have a Material Adverse Effect; provided that the foregoing shall not prevent any action or transaction permitted by Section 9.04, 9.07 or 9.10;

     8.03 Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except, in case other than existence, to the extent that the failure to do so would not have a Material Adverse Effect; provided that the foregoing shall not prevent any action or transaction permitted by Section 9.04, 9.07 or 9.10;

     8.04 Regulations and Taxes. Pay when due all taxes, assessments, governmental charges, which, if unpaid, would become a lien against any of its properties except those being contested in good faith and against which adequate reserves have been established in accordance with Generally Accepted Accounting Principles and except those which would not have a Material Adverse Effect;

     8.05 Insurance. Maintain with insurers recognized as adequate by prudent business persons insurance with respect to its properties and business and against such liabilities, casualties and contingencies of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business of comparable size.

     8.06 True Books. Keep true books of record and account in accordance with Generally Accepted Accounting Principles.

     8.07 Pay Indebtedness to Lenders and Perform Other Covenants. (a) Make full and timely payment of the principal of and interest on the Notes and all other Obligations when due, whether now existing or hereafter arising; and (b) duly perform all covenants contained in the Loan Documents to which it is a party.

     8.08 Right of Inspection. Permit any duly authorized agent designated by any Lender, at the Lender's expense, to visit and inspect any of the properties, corporate books and financial reports of Borrower, and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at such reasonable times, at reasonable intervals and with reasonable prior notice.

     8.09 Observe All Laws. Conform to and duly observe in all material respects all regulations and other valid requirements of any regulatory authority with respect to the conduct of its business, except where the failure to do so would not have a Material Adverse Effect.

     8.10 Covenants Extending to Subsidiaries. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of Borrower in Sections 8.02 through 8.09, inclusive (other than 8.07(a)).

     8.11 Officer's Knowledge of Default. Upon the chief executive, financial or accounting officer of Borrower obtaining knowledge of any Default or Event of Default hereunder promptly notify the Agent of the nature thereof, the period of existence thereof, and what action Borrower proposes to take with respect thereto.

     8.12 Suits or Other Proceedings. Upon the chief executive, financial or accounting officer of Borrower obtaining knowledge of any litigation or proceedings instituted against Borrower or its Subsidiaries, which is reasonably likely to result in a judgment or liability that will have a Material Adverse Effect, promptly deliver to the Agent written notice thereof stating the nature and status thereof.

     8.13 Environmental Reports. Promptly provide to Agent true, accurate and complete copies of any and all documents, including reports, submissions, notices, orders, directives, findings and correspondence made by Borrower or any Subsidiary to the United States Environmental Protection Agency ("EPA"), or to any other federal, state or local authority pursuant to any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder which require informational submissions concerning environmental matters, but only to the extent, in each case, in connection with a matter that is reasonably likely to result in a Material Adverse Effect.

     8.14 Notice of Discharge of Hazardous Material or Environmental Complaint. Give to Agent immediate written notice of any complaint, order, directive, claim, citation or notice by any governmental authority to Borrower or any Subsidiary with respect to (i) air emissions, (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Property, (iii) noise emissions, (iv) solid or liquid waste disposal, or (v) the use, generation, storage, transportation or disposal of Hazardous Material, but only to the extent, in each case, in connection with a matter that is reasonably likely to result in a Material Adverse Effect. Such notices shall include, among other information, the name of the party who filed the claim, the nature of the claim and the actual or potential amount of the claim. Borrower shall promptly comply with its obligations under law with regard to such matters. However, Borrower shall not be obligated to give such notice to Agent in connection with any event or condition which occurs legally in accordance with and pursuant to the terms and conditions of a valid governmental permit, license, certificate or approval therefor.

     8.15 Further Assurances. At its cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, and do and cause to be done such further acts that may be reasonably necessary in the opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents to which the Borrower is a party.

     8.16 ERISA Requirement. Comply in all material respects with all requirements of ERISA applicable to it and furnish to the Agent as soon as possible and in any event (i) within thirty (30) days after Borrower or duly appointed administrator of a employee benefit plan knows or has reason to know that any reportable event with respect to any employee benefit plan has occurred, written statement of an Authorized Officer describing in reasonable detail such reportable event and any action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation ("PBGC") or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized promptly after receipt thereof, a copy of any notice that the Borrower or any Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any employee benefit plan or plans or to appoint a trustee to administer any such plan, and (iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Officer setting forth details as to such failure and the action that the Borrower or its Subsidiary proposes to take with respect thereto, together with a copy of such notice given to the PBGC.

     8.17 Authorization of Shares. As long as any Securities (as defined in the Indenture) remain outstanding, the Borrower will at all times, to the extent necessary to comply with Section 8.18, (i) reserve a sufficient number of authorized, but not outstanding, shares of common stock to make payment for all such Securities then outstanding (valued as set forth in Section 14.01 of the Indenture as if a Risk Event (as therein defined) had then occurred and all holders of such Securities had elected to have such Securities repurchased as provided in the Indenture), and (ii) cause such reserved shares to meet all the requirements set forth in Article 14 of the Indenture for shares to be given as payment for such Securities.

     8.18 Repurchase of Securities. In the event that a Risk Event (as defined in the Indenture) occurs and holders of any of the Securities (as defined in the Indenture) require the Borrower to repurchase such Securities, the Borrower agrees that it will make payment for such Securities only in shares of common stock of the Borrower in the manner provided in the Indenture to the extent that payment in cash would cause the Borrower to be in violation of any provision of this Agreement.

     8.19 Subordination of Indebtedness. Cause all present and future Indebtedness of Borrower to any Subsidiary to be subordinate in all respects to the Obligations upon the terms set forth in the Subordination Agreement or other terms reasonably acceptable to the Agent and the Lenders.

     8.20 Use of Proceeds. Use the proceeds of the Loans solely for the purposes set forth in Section 2.16 hereof.

     8.21 New Subsidiaries. Promptly following the formation of any Subsidiary or the acquisition of any Subsidiary permitted by the terms of this Agreement, provided such Subsidiary is not a Non-Guarantor, (i) give notice of the formation of such Subsidiary and (ii) cause to be delivered to the Agent for the benefit of the Lenders a guarantee agreement of such Subsidiary, duly executed by such Subsidiary substantially in the form of the Guaranty; together with evidence of the due authorization, execution, delivery and enforceability thereof comparable to that required to be delivered under Section 5.01 with respect to the Guarantors. In the event the aggregate book value of assets of all Non-Guarantors shall at any time exceed $5,000,000, the Borrower shall promptly cause a number of Non-Guarantors to become Guarantors so that the book value of assets of Non-Guarantors is less than $5,000,000.

                                  ARTICLE IX

                              Negative Covenants
                              ------------------

     Until the principal and interest of the Loans have been paid in full, all fees due and payable by the Borrower hereunder have been paid in full, no Letters of Credit or Reimbursement Obligations are outstanding and the Total Revolving Credit Commitment has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

     9.01 Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties and those of its Subsidiaries, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than:

                (i) Liens for taxes or assessments and similar charges either
          (A) not delinquent or (B) being contested in good faith by appropriate proceedings and as to which it shall have set aside on its books adequate reserves in accordance with Generally Accepted Accounting Principles;

               (ii) Liens (A) which exist on property at the time of acquisition or on the property of any Person at the time such Person becomes a Subsidiary, (B) which are purchase money Liens to secure the purchase price of property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of property or
          (C) which are extensions, renewals or replacements of any of the foregoing; provided that no such excepted Liens shall extend to or cover any property other than the particular property (or proceeds or products thereof) being acquired or previously subject to the Liens;

              (iii) Liens incurred or pledges and deposits in connection with worker's compensation, unemployment insurance, old-age pensions and other social security or retirement benefits or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business;

               (iv) non-consensual Liens imposed by law, such as landlords', mechanics', carriers', warehousemen's, materialmen's, employee's and vendors' liens, incurred in the ordinary course of business;

                (v) Liens of any Subsidiary in favor of the Borrower or any Subsidiary;

               (vi) existing Liens included in the notes to the financial statements referred to in Section 7.02(b) or as disclosed on Exhibit K attached hereto and any extensions, renewals or replacements of any such Liens in transactions in which the Indebtedness secured by such

          Liens is not increased in any manner, provided that such Lien does not extend to property (other than proceeds and products thereof) not previously subject to any such Liens;

              (vii) Liens created pursuant to the Loan Documents; and

             (viii) other Liens securing Indebtedness the outstanding principal amount of which does not exceed $2,000,000 at any time.

     9.02 Indebtedness for Money Borrowed. Create, incur, assume or suffer to exist any Indebtedness for Money Borrowed other than (i) the Loans and other Indebtedness to the Lenders under the Loan Documents, (ii) other Indebtedness of the Borrower and its Subsidiaries as disclosed on Exhibit L attached hereto, and any extensions, renewals or refinancings of such Indebtedness, so long as the unpaid principal amount of such Indebtedness is not increased in any manner except as permitted in Section 9.16, (iii) Indebtedness subordinated (pursuant to terms reasonably satisfactory to the Required Lenders), to payment of the Obligations, (iv) Indebtedness (subordinated as required by Section 8.19) owing by the Borrower to any Subsidiary and Indebtedness owing by any Subsidiary to the Borrower or any other Subsidiary, (v) Indebtedness for Money Borrowed permitted by Sections 9.05 or 9.20, and (vi) Indebtedness for Money Borrowed not otherwise covered by clauses (i) through (v) above, provided that the aggregate outstanding principal amount of all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries permitted under this clause (vi) shall in no event exceed $20,000,000 in outstanding principal amount at any time.

     9.03 Lease Obligations. At any time during any Fiscal Year, create any obligations for the payment of rental for any property under leases or agreements to lease (excluding those constituting Indebtedness) having a term of one year or more ("Leases"), and/or increase the amount payable under any Lease which was in existence at any time during the prior Fiscal Year, which causes the aggregate rental obligations (including net lease items) of the Borrower and its Subsidiaries on a consolidated basis, under all Leases payable during such Fiscal Year to be more than one and one-half percent (1 1/2%) of consolidated net sales of the Borrower and its Subsidiaries as disclosed in the financial statements most recently delivered to the Agent pursuant to Section 8.01(a).

     9.04 Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, except that (i) any Subsidiary may merge or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary, (ii) any Subsidiary may merge into or transfer assets to the Borrower, (iii) the Borrower or any Subsidiary may effect an acquisition of assets (by means of asset purchase, stock purchase, merger, consolidation or otherwise) which is not prohibited by Section 9.14, (iv) any transaction that is permitted under Section 9.07 is permitted hereunder, and (v) the Borrower may merge into or with a Subsidiary for the sole purpose of changing the Borrower's state of incorporation to another one of the States of the United States.

     9.05 Contingent Obligations. Guarantee, endorse, or become surety for the obligations (including, without limitation, Contingent Obligations) of any other Person, whether by agreement to purchase the Indebtedness of any other Person or agreement for the furnishing of funds to any other Person, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person, or otherwise (collectively, for purposes of this Section 9.05 "guarantees"), except (i) the Contingent Obligations and other transactions contemplated by the Loan Documents, (ii) the Borrower and its Subsidiaries may endorse negotiable instruments for deposit in the normal course of business, and may in the normal course of business guarantee obligations of customers which are incurred to finance the acquisition of goods from the Borrower or its Subsidiaries up to $5,000,000 in the aggregate at any time, (iii) any Subsidiary may guarantee obligations of the Borrower or any Subsidiary and the Borrower may guarantee obligations of any Subsidiary as are consistent with this Agreement, (iv) the existing guarantees of the Borrower and its Subsidiaries listed in each case on Exhibit K annexed hereto, and any renewals, extensions or replacements thereof which do not involve any increase in the principal amount of the obligation being guaranteed, (v) indemnifications of directors, officers and employees as permitted by applicable law and of other Persons with respect to obligations or liabilities of the Borrower or any Subsidiary and (vi) guarantees of loans or advances of any Person if such loans or advances would be permitted to be made by the Borrower or any Subsidiary under Section 9.06.

     9.06 Investments. Purchase or hold beneficially any stock, other securities of, or evidences of indebtedness of, or make loans or advances to, any other Person, except for (i) full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government maturing within one year, (ii) obligations of any Lender, or dollar denominated time certificates of deposit issued by any commercial bank organized and existing under the laws of the United States of America or any state thereof, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $100,000,000, (iii) commercial paper having a maturity of not more than one year from the date of such investment and rated at least A-l by Standard and Poor's Rating Group, a division of McGraw-Hill, Inc. or P-1 by Moody's Investors Services, Inc., (iv) the Subsidiaries or corporations which (immediately upon such events) will be Subsidiaries, (v) extensions of credit to, and notes and other evidences of indebtedness received from, customers or others in the ordinary course of business, (vi) securities or assets constituting the acquisition of, or the acquisition of all or substantially all of the assets of any Person if the acquisition is not prohibited by Section 9.14, (vii) investments as disclosed on Exhibit L hereto, (viii) loans or advances to the Borrower to the extent not otherwise prohibited in this Agreement, (ix) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary, (x) travel, relocation, sales commission and other like advances or loans to officers and employees incurred in the ordinary course of business, (xi) stock, obligations or securities of another Person received in connection with the disposition of assets (including, without limitation, securities) by the Borrower or any Subsidiary not prohibited by Section 9.07, (xii) other stock, obligations, securities, evidences of indebtedness, loans or advances in an aggregate amount not in excess of $5,000,000, (xiii) stock, obligations or securities of a corporation acquired in anticipation of such corporation's becoming a Subsidiary if after giving effect to such acquisition, the aggregate purchase price for such stock, obligations or securities of other than a Subsidiary owned by the Borrower and its Subsidiaries shall not exceed $5,000,000 at any time and such stock, obligations or securities shall not be owned by the Borrower or any Subsidiary for more than 180 days following the acquisition thereof unless at or prior to the end of such 180-day period such corporation becomes a Subsidiary, (xiv) in the case of Subsidiaries that are incorporated outside the United States, substantially equivalent foreign currency denominated investments, (xv) stock, other securities or evidences of indebtedness held by, or loans or advances made by any other Person that becomes a Subsidiary, existing on the date such Person becomes a Subsidiary, the aggregate value of such investments not to exceed $5,000,000, (xvi) securities or evidence of Indebtedness of any counterparty to the Borrower or any Subsidiary represented by agreements, devices or arrangements constituting Rate Hedging Obligations not prohibited under Section 9.20, (xvii) other investments received in respect of any of the foregoing, (xviii) tax exempt obligations of any state of the United States of America or any political subdivision or public instrumentality thereof which are payable in Dollars and are rated in one of the two highest rating categories by Standard & Poor's Corporation or Moody's Investors Services, Inc. and which have a weighted average life of not more than 90 days, and (xix) securities of any open-end investment company registered under the Investment Company Act of 1940, as amended, which invests primarily in obligations meeting the requirements set forth in the clause (xviii).

     9.07 Sale of Assets. Sell, lease, transfer or otherwise dispose of all or a substantial part of its properties or assets except (i) for sales, leases, transfers or other dispositions by Subsidiaries to the Borrower or any other Subsidiary, (ii) for sales, leases, transfers or other dispositions which are specifically permitted by Section 9.04 or not prohibited by Section 9.10, (iii) for sales, leases, transfers or other dispositions by non-Material Subsidiaries which are not prohibited by Section 9.10, and (iv) for sales of merchandise or other property in the ordinary course of business.

     9.08 Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, and used or useful in its business, whether now owned or hereafter acquired, if it or any of its Subsidiaries, at the time of such sale or disposition, intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose, unless such transaction is in compliance with Sections 9.02 or 9.03.

     9.09 ERISA. Permit any employee benefit plan maintained by the Borrower or a Subsidiary to engage in a "prohibited transaction" within the meaning of
Section 4.06 of ERISA or Section 4975 of the Code, except in those cases for which there is a statutory or administrative exemption available; permit to exist with respect to any employee benefit plan maintained by the Borrower or a Guarantor any accumulated funding deficiency within the meaning of Section 412 of the Code, or incur any liability to the PBGC other than for required insurance premiums; permit to exist any withdrawal liability within the meaning of Section 4201 of ERISA; in the case of any of the foregoing if the result would be the incurrence of a tax or creation of a liability of the Borrower or any Subsidiary which would exceed $2,000,000.

     9.10 Sale of Subsidiary Interests. Sell or otherwise dispose of any shares of stock of any Subsidiary whose revenues for the preceding Fiscal Year constituted 10% or more of the Borrower's consolidated revenues for such year or whose assets as of the end of the previous fiscal quarter constituted at least 10% of the Borrower's consolidated assets as of such time (a "Material Subsidiary"), or permit any Material Subsidiary to sell or otherwise dispose of its stock, except to the Borrower or a Subsidiary. Upon the disposition of any Subsidiary which is not a Material Subsidiary, at the request and expense of the Borrower, the Guaranty of such Subsidiary shall be terminated, provided that there shall be no indebtedness outstanding from such Subsidiary to the Borrower or any other Subsidiaries at the time of such disposition.

     9.11 Prepayments of Long-Term Debt. Repurchase, prepay, retire or redeem, other than as mandatorily required by the terms of legally binding agreements existing at the Closing Date or entered into after the Closing Date in accordance with Section 9.02 hereof, any Indebtedness for Money Borrowed of the Borrower or any Subsidiary which by its terms matures more than one year from the date of such prepayment; except (i) with respect to Indebtedness owed to any Lender, (ii) Indebtedness owed to the Borrower or any Subsidiary, (iii) Consolidated Subordinated Indebtedness (A) to the extent permitted under
Section 9.02, or (B) to the extent replaced with Indebtedness having a maturity date no earlier than, repayment schedule reducing the principal amount no more quickly than, and interest rate less than the Indebtedness prepaid and covenants and conditions no more restrictive than those contained in Articles VIII, IX or X of this Agreement, (iv) any Indebtedness constituting Rate Hedging Obligations, (v) Indebtedness to the extent replaced with Indebtedness permitted by clause (iii)(B) above, (vi) redemption of the 7% Convertible Subordinated Debentures, issued under the Indenture, and (vii) other Indebtedness in an aggregate principal amount not to exceed $5,000,000 during any Fiscal Year.

     9.12 Indebtedness for Money Borrowed/Shareholders' Equity. Permit at any time the ratio of Indebtedness for Money Borrowed of the Borrower and its Subsidiaries to Consolidated Shareholders' Equity to exceed 1.50 to 1.00 during any Fiscal Year thereafter.

     9.13 Consolidated Shareholders' Equity. Permit Consolidated Shareholders' Equity to be less than $120,000,000 at any time from the Closing Date and prior to December 31, 1995, such amount to be increased (i) as at December 31, 1995 and as at the end of each fiscal quarter thereafter by 50% of Consolidated Net Income (but shall not be reduced by any loss) for such fiscal quarter, and (ii) 85% of the net proceeds to the Borrower from the sale to any Person of an equity interest in the Borrower.

     9.14 Acquisitions. At any time during any year commencing on the day following the Closing Date or anniversary date thereof, acquire any Person or all or substantially all of the assets of any Person if the aggregate of such purchase price for such acquisition and such purchase prices for all previous acquisitions during such year exceeds an amount equal to thirty percent (30%) of Consolidated Shareholders' Equity before giving effect to such acquisition. The Borrower hereby agrees to give notice to the Agent not later than thirty
(30) days after any acquisition the purchase price of which exceeds $10,000,000. For purposes of the foregoing provisions of this Section 9.14, "Purchase price" shall not include (i) any payment which, at the time of creation of the obligation to make the payment, was contingent upon future economic performance of the acquired Person or the acquiror or (ii) any payment in the form of shares of capital stock of the Borrower which, together with all previous such payments in the form of shares of capital stock during the particular year, does not exceed thirty percent (30%) of Consolidated Shareholders' Equity.

     9.15 Consolidated Interest Coverage Ratio. Permit at any time for any period of four consecutive fiscal quarters the Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00.

     9.16 Senior Note Agreement. Amend, restate or otherwise modify any term or provision of the Note Agreement between the Borrower and the Prudential Insurance Company of America, dated as of April 2, 1991, as amended through Amendment No. 7 thereto pursuant to which the Borrower issued its Senior Notes, in a manner which would result in covenants more restrictive than those contained in this Agreement or a maturity date earlier than that presently existing therein, provided that this provision shall not restrict a waiver of any provision of such Note Agreement or transaction permitted under Section 9.11; provided, further, the Borrower may incur up to an additional $30,000,000 of Indebtedness as provided under the Prudential Insurance Company of America Term Sheet for Private Shelf Facility dated June 27, 1995 so long as after giving effect to the issuance of such Indebtedness no Default or Event of Default exist hereunder.

     9.17 Fixed Charge Coverage Ratio. Permit at any time during each of the periods set forth below the Consolidated Fixed Charge Coverage Ratio to be less than that set forth below opposite such period:

                                   Consolidated Fixed
     Period                        Charge Coverage Ratio
     ------                        ---------------------
     Closing Date through
     December 31, 1996                1.30 to 1.00
     And Thereafter                   1.40 to 1.00

     9.18 Trading Asset Ratio. Permit at any time the Trading Asset Ratio to be less than 1.25 to 1.00.

     9.19 Fiscal Year.  Change its Fiscal Year.

     9.20 Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except (A) in regard to (i) Indebtedness evidenced by the Loans, the aggregate amount of such outstanding Rate Hedging Obligation in no event to exceed $70,000,000 in the aggregate, provided, however, that the expiration or maturity date of such Rate Hedging Obligation or agreement or arrangement relating thereto, may exceed the Revolving Credit Termination Date and (ii) other existing Indebtedness, all such Rate Hedging Obligations to be unsecured (except to the extent permitted under Section 9.01(viii)) and to be at rates, in form and with counterparties consented to by the Agent, which consent shall not be unreasonably withheld, and (B) Rate Hedging Obligations, the payment obligations under which (calculated as provided in clause (iii) of the definition of "Indebtedness") do not exceed $2,000,000 in the aggregate.

                                   ARTICLE X

                      Events of Default and Acceleration
                      ----------------------------------

     10.01 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur, that is to say:

           (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable, at maturity, by acceleration or otherwise; or

           (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, any Reimbursement Obligation or any fees payable under this Agreement on the date on which the same shall be due and payable and such Default shall continue for more than five (5) Business Days; or

           (c) if default shall be made in the performance or observance of any covenant set forth in Section 8.11 or Article IX (other than Sections 9.03, 9.05, 9.06, 9.08 and 9.09) hereof; or

           (d) if a default shall be made in the performance or observance by the Borrower of any covenant or agreement contained in this Agreement or the other Loan Documents (other than as described in clauses (a), (b) or (c) above and Section 8.07(a)) and such default shall continue for 30 or more days after the earlier of the Borrower becoming aware of such default and receipt of notice of such default by the Borrower from the Agent, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent or any Lender), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (in each case other than in accordance with its terms in the absence of default or by reason of any action by the Agent or any Lender); or

           (e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest or premium with respect to any Indebtedness (other than the Obligations) of the Borrower or any Subsidiary when the same becomes due and payable and after the applicable grace period, if any, specified in the instrument relating to such Indebtedness or (ii) in the performance or observance of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, if the effect of such default is to accelerate or permit the holder of any such Indebtedness to accelerate the maturity thereof, provided that in any of the foregoing circumstances the aggregate unpaid Indebtedness shall exceed $2,000,000; or

           (f) if any representation or warranty in any certificate, report or statement at any time furnished to the Agent or any Lender by the Borrower pursuant to this Agreement shall be false in any material respect when given; or

           (g) if the Borrower or any Material Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make a general assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; or

           (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Material Subsidiary or of the whole or any substantial part of its properties, or approve a petition filed against the Borrower or any Material Subsidiary seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Material Subsidiary or of the whole or any substantial part of its properties; or if there is commenced against the Borrower or any Material Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains unstayed and undismissed for a period of 90 consecutive days; or if the Borrower or any Material Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

           (i) if any judgment where the amount not covered by insurance (or the amount as to which the insurer properly denies liability) is in excess of $500,000 is rendered against the Borrower or any Subsidiary, and such judgment remains unpaid, unstayed and undismissed for a period of ninety (90) consecutive days; or

           (j) if a Reportable Event with respect to any employee benefit plan shall have occurred with respect to which the Borrower or any Subsidiary may incur a liability in excess of $2,000,000 and which continues unremedied for ten (10) days after notice of such Reportable Event pursuant to Section 4043(a) of ERISA or, in the absence of such notice, for thirty (30) days after an Executive Officer shall learn of the same; or

           (k) if Rexel shall cease to own, directly or indirectly, at least one-third (33 1/3%) of the voting stock of the Borrower after exercise of all convertible securities and stock options;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall then be continuing,

               (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or issue Letters of Credit hereunder shall terminate immediately, and (ii) the Agent shall, at the direction of the Required Lenders, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, further notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to lend or issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and

               (B) Borrower shall, upon demand of Agent, deposit cash with the Agent in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts and such amounts shall be held by the Agent for the benefit of the Lenders pursuant to the terms of the LC Account Agreement.

     10.02 Agent to Act. In case any one or more Events of Default shall occur and be continuing the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     10.03 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     10.04 No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies hereunder and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     10.05 Allocation of Proceeds. If an Event of Default has occurred and is continuing, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Agent hereunder in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder shall be applied by the Agent in the following order:

                (i) amounts due to the Lenders or any of them pursuant to Sections 2.13, 2.17, 3.05, 12.05 and 12.14 hereof;

               (ii) amounts due to the Agent pursuant to Section 3.04 and
          Section 11.11 hereof;

              (iii) payments of interest, to be applied in accordance with
          Section 2.09 hereof;

               (iv) payments of principal, to be applied in accordance with
          Section 2.09 hereof;

                (v) payment of cash amounts to the Agent for deposit to the Borrower's Account pursuant to Section 10.01(B) hereof; and

               (vi) payments of all other amounts due under this Agreement, if any, to be applied in accordance with each Lender's pro rata share of all principal due to the Lenders.

                                  ARTICLE XI

                                   The Agent
                                   ---------

     11.01 Appointment. Each Lender (including NationsBank in its capacity as maker of Swing Line Loans and as issuer of the Letters of Credit) hereby irrevocably designates and appoints NationsBank as the Agent of the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

     11.02 Attorneys-in-Fact. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lenders for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     11.03 Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries, or any officer thereof contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of the Borrower to perform its obligations thereunder. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or to inspect the properties, books or records of the Borrower or its Subsidiaries.

     11.04 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

     11.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Borrower or any of the Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Borrower (to the extent such notice was not received from Borrower). The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

     11.06 No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and, without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its affiliates.

     11.07 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower or any of its Subsidiaries and without limiting any obligations of the Borrower or any of its Subsidiaries so to do), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

     11.08 Lender. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

     11.09 Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint a successor Agent for the Lenders, which shall be a Lender or a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed; provided, further, if the Required Lenders cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent meeting the qualifications set forth above and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however, in such event all provisions of this Agreement and the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     11.10 Sharing of Payments, Etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff, counterclaim or otherwise, obtain payment with respect to its Obligations (other than any payment pursuant to Section 2.17 or Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Section 2.17 or Article
IV), then (A) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 11.10 the term "pro rata" shall be determined with respect to both the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Reimbursement Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 11.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     11.11 Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee in such amount as shall be agreed to from time to time, such fee to be paid annually in advance.

                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

     12.01 Assignments and Participations.

           (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and the Borrower, which consent shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Note payable to its order); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations (including Loans and Participations) under this Agreement, (ii) the assigning Lender and the assignee and the Agent shall have executed and delivered to the Borrower an Assignment and Acceptance and the Borrower hereby agrees to execute replacement Notes to give effect to the assignment if the Borrower shall have consented to such assignment, (iii) the minimum Revolving Credit Commitment which shall be assigned is $10,000,000 (together with which the assigning Lender's applicable portion of Participations and the Letter of Credit Commitment shall also be assigned) and (iv) such assignee shall have an office located in the United States, provided, that an assignment by NationsBank shall not include any portion of the Swing Line or the obligation to issue Letters of Credit. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement, provided that the assignor shall not be relieved from any liability arising prior to the effectiveness of the assumption thereof by the assignee. No assignee shall have the right to further assign its rights and obligations pursuant to this Section 12.01. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $5,000.00 which fee shall not be reimbursed by Borrower.

           (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 7.02(b) and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Note.

           (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

           (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

           (e) Each Lender may sell participations to one or more banks or other financial institutions as to all or a portion of its rights under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 and shall include an allocable portion of such Lender's Participation, and (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of the Note, (B) reduce the interest rate hereunder, or (C) increase the Revolving Credit Commitment of the Lender granting the participation other than as permitted by Section 2.11, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

           (f) No Lender may assign any rights under this Agreement or the Notes or sell participations therein except in accordance with this Section 12.01.

           (g) No assignee Lender shall be entitled to receive any greater payment under Article IV than the assignor Lender would have been entitled to receive in respect of the rights assigned.

           (h) Any Lender may assign all or part of its rights and obligations under this Agreement to any bank under common control or ownership with such Lender or to the Board without the consent of the Borrower or the Agent subject, however, to all the other provisions of Section 12.01(a).

     12.02 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone, telecopy or telex number as may from time to time be specified in written or verbal notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

           (a)  if to the Borrower:

                REXEL, Inc.
                150 Alhambra Circle, Suite 900
                Coral Gables, Florida 33134
                Attention:  Treasurer

           (b)  if to the Agent:

                NationsBank of Florida, National Association
                101 N. Tryon Street, 15th Floor
                NC1-001-15-04
                Charlotte, North Carolina 28255
                Attention: Agency Services

           (c)  if to NationsBank in its capacity as issuer of the Letters of
Credit:

                NationsBank of Florida, National Association
                101 N. Tryon Street, 15th Floor
                NC1-001-15-04
                Charlotte, North Carolina 28255
                Attention: Agency Services

           (d)  if to the Lenders:

At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

     12.03 Setoff. The Borrower agrees that all of Borrower's deposits or deposit accounts, of any kind, or any of Borrower's interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any Lender or otherwise in the possession or control of the Agent or any Lender (other than for safekeeping or as a fiduciary) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or any Lender, whether now existing or hereafter established, shall be subject to the right of setoff of the Agent and any Lender at any time or times during the continuance of an Event of Default and Borrower authorizes the Agent and any Lender with or, to the extent permitted by applicable law, without prior notice, to apply such balances or any part thereof to such of the Obligations of the Borrower to the Agent or such Lender then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     12.04 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or a Lender has any commitment hereunder. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement and the Notes shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     12.05 Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses (including travel and copy expenses) incurred in connection with the preparation, negotiation and execution of this Agreement or any of the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Agent, (b) to pay on demand all reasonable out-of-pocket costs and expenses in connection with any modification, waiver or amendment of this Agreement, the Notes and the other Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto, and all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other Loan Documents. In addition, the Borrower shall pay any and all stamp and documentary taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the other Loan Documents, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     12.06 Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lenders to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent and the Required Lenders, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                (i) which changes, extends or waives any provision of Section
          11.10 or this Section 12.06, the amount of or the due date of any scheduled installment of or the rate of interest payable on any Obligation, changes the definition of Required Lenders, which increases or extends the Revolving Credit Commitment of any Lender or which increases or extends the Letter of Credit Facility or which waives any condition to the making of any Loan shall be effective unless in writing and signed by each of the Lenders; provided, however, the Required Lenders may in their sole discretion waive any Default or Event of Default (other than any Event of Default under Section 10.01(a)); or

               (ii) which releases any Subsidiary from its Guaranty (other than in accordance with the terms of the Loan Documents) shall be effective unless with the written consent of each of the Lenders; or

              (iii) which affects the rights, privileges, immunities or indemnities of the Agent, shall be effective unless in writing and signed by the Agent.

     Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein.

     12.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     12.08 Waivers by Borrower. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Loans, any of the Notes, any of the other Loan Documents, the Obligations, or any instrument or document delivered pursuant to this Agreement or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and the Lenders or the Agent, the Borrower and each Lender and the Agent hereby waive trial by jury in connection with any such litigation.

     12.09 Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. However, after the Revolving Credit Termination Date, (i) no additional fees shall be payable under Section 2.13 hereof and
(ii) if no Letters of Credit remain outstanding no additional fees shall be payable under Section 3.03 hereof. If after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     12.10 Governing Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REFERENCE TO THE CHOICE OF LAW DOCTRINE OF SUCH STATE.

     12.11 Representation and Warranty of the Lenders. Each Lender hereby represents that no part of any funds used by such Lender to fund any Loan or other extension of credit to the Borrower made by it constitutes or will constitute assets allocated to any "separate account" maintained by such Lender. As used herein, the term "separate account" shall have the meaning assigned to such term in Section 3 of ERISA. Each Lender hereby represents to the Borrower, the Agent and the other Lenders that the Notes are being acquired by such Lender as a result of making loans in the ordinary course of its commercial banking business and are not being acquired with a view to or for sale in connection with any distribution of the Notes, nor with any present intention of distributing or selling the Notes (or any interest therein); provided, however, that, subject to any contrary requirements of law, disposition of the property of each Lender shall at all times be and remain within the control of such Lender.

     12.12 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

     12.13 Confidentiality. The Agent and the Lenders agree (on behalf of themselves and each of their respective affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Agent or such Lender,
(iii) to bank examiners, auditors, regulators, accountants or appraisers, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees (in a written instrument furnished to and for the benefit of the Borrower) to the provisions of this Section 12.13, (v) to any other Person in the course of the enforcement of the Agent's or any Lender's rights or remedies hereunder or under any other Loan Documents or (vi) to any other financial institution creditor of the Borrower (and counsel to and other representatives of such creditor) at any time during the continuance of an Event of Default.

     12.14 Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Revolving Credit Commitments and Swing Line, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and reasonable out of pocket expenses incurred in connection with any claim or litigation by any Person (other than a party to this Agreement) (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or supported by any Letter of Credit; or (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; provided, however, that the Borrower shall have no obligation hereunder with respect to Indemnified Liabilities resulting from the willful misconduct or gross negligence of the Agent or any Lender or the breach by the Agent or any Lender of this Agreement or applicable law, orders or regulations.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

WITNESS:                                REXEL, INC.

-------------------------------         By: /s/ Eric Pierson
                                          ----------------------------
                                        Name:   Eric Pierson
-------------------------------         Title:  Treasurer

                                        NATIONSBANK OF FLORIDA, NATIONAL
                                        ASSOCIATION, as Agent for the Lenders




                                        By: /s/ Stephen Hanas
                                          ----------------------------
                                        Name:   Stephen Hanas
                                        Title:  Vice President



                                        NATIONSBANK OF FLORIDA, NATIONAL
                                        ASSOCIATION




                                        By: /s/ Stephen Hanas
                                          ----------------------------
                                        Name:   Stephen Hanas
                                        Title:  Vice President

                                        Lending Office:
                                        Independence Center, 15th Floor
                                        Charlotte, North Carolina 28255

                                        Wire Transfer Instructions:

                                        NationsBank N.A. (Carolinas)
                                        ABA# 063 100277
                                        Reference: Rexel
                                        Attention:

                                        CREDIT LYONNAIS, NEW YORK BRANCH
                                        individually and as Co-Agent




                                        By:
                                          ----------------------------
                                        Title:  First Vice President

                                        Lending Office:
                                        1301 Avenue of the Americas
                                        New York, New York 10019

                                        Credit Lyonnais, New York Branch
                                        New York, NY
                                        A/C #: 01-88179-2145-00
                                        Reference: REXEL, INC.
                                        Attention: Loan Servicing



                                        CREDIT LYONNAIS, CAYMAN ISLAND BRANCH,
                                        as Lender




                                        By:
                                          ----------------------------
                                        Title: Authorized Signator

                                        c/o Credit Lyonnais, New York Branch
                                        New York, NY
                                        A/C #: 01-88179-2145-00
                                        Reference: REXEL, INC.
                                        Attention: Loan Servicing

                                        SOCIETE GENERALE, NEW YORK BRANCH




                                        By:
                                          ----------------------------
                                        Title:  Vice President
                                        Lending Office:  New York

                                        Wire Transfer Instructions:

                                        Societe Generale, New York Branch
                                        ABA #: 026-0024-226
                                        Reference:  Rexel, Inc. -
                                          A/C no. 9032029
                                        Attention:  Kathy Butterworth

                                   EXHIBIT A

                       Applicable Commitment Percentages
                       ---------------------------------

                                                            Applicable
                                 Commitment                 Commitment
Lender                             Amount                   Percentage
------                           -----------                ----------


NationsBank of Florida,          $ 36,000,000                  36%
National Association

Credit Lyonnais                    34,000,000                  34

Societe Generale                   30,000,000                  30
                                 ------------                ----
                                 $100,000,000                100%

                                   EXHIBIT B

                       Form of Assignment and Acceptance
                       ---------------------------------

                           DATED -------------, 19--

     Reference is made to the Amended and Restated Revolving Credit and Reimbursement Agreement dated as of August 8, 1995 (the "Agreement") among REXEL, Inc., a New York corporation ("Borrower"), the Lenders (as defined in the Agreement) and NationsBank of Florida, National Association, as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

     ------------- (the "Assignor") and ------------- (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE, and the Assignee hereby purchases and assumes from the Assignor, a _____% interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loan owing to, and Participations held by, the Assignor on the Effective Date, and the Note held by the Assignor.

     2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate outstanding principal amount of the Loan owing to it (without giving effect to assignments thereof which have not yet become effective) is $------------ and the aggregate principal amount of Letters of Credit in which it is deemed to have a Participation under the Agreement is $-------------;
(ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for new Note(s) as follows: A Note, dated -------------, 19-- in the principal amount of $-------------, payable to the order of the Assignor, and a Note, dated -------------, 19-- in the principal amount of $------------- payable to the order of the Assignee.

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 7.02(b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by the Lender and hereby makes the representations and warranties set forth in Section 12.11 of the Agreement; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date for this Assignment and Acceptance shall be ------------- (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Florida.

     8. The Borrower is an intended beneficiary of clause (iv) of Section 3 hereof and clause (i) of Section 5 hereof and may enforce such provisions against any Assignee.



                              [NAME OF ASSIGNOR]




                              By:
                                 ---------------------------------
                              Name:
                              Title:

                              Notice Address:  -------------------
                              ------------------------------------
                              ------------------------------------

                              After the Effective Date Outstanding
                              Revolving Loans:  $-----------------



                              [NAME OF ASSIGNEE]




                              By:
                                 ---------------------------------
                              Name:
                              Title:

                              Notice Address:  -------------------
                              ------------------------------------
                              ------------------------------------

                              After the Effective Date Outstanding
                              Revolving Loans:  $-----------------



                              Accepted this day of ---------, 19--






                              NATIONSBANK OF FLORIDA, NATIONAL
                              ASSOCIATION




                              By:
                                 ---------------------------------
                              Name:
                              Title:


Consented to:

REXEL, INC.

By:
  --------------------------------
Name:
Title:

                                   EXHIBIT C

          Notice of Appointment (or Revocation) of Authorized Officer
          -----------------------------------------------------------

     Reference is hereby made to the Amended and Restated Revolving Credit and Reimbursement Agreement, dated as of August 8, 1995 (the "Agreement") among NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, as Agent for certain Lenders signatory thereto, such Lenders, and REXEL, INC. (the "Borrower"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Officer under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's corporate office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Officer thereunder:

Name                     Corporate Office              Specimen Signature


                                                       ------------------

                                                       ------------------



The Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ------------------------ as an Authorized Officer.

     This the ---- day of ---------------, 19--.



                                        REXEL, INC.




                                        By:
                                           ---------------------------------

                                        Title:
                                             -------------------------------

                                   EXHIBIT D

                Application and Agreement for Letter of Credit
                ----------------------------------------------

                                 See attached.

                                   EXHIBIT E

                            Borrowing Notice (Loan)
                            -----------------------

To:  Nationsbank of Florida,
     National Association, as Agent
     NationsBank Corporate Center
     Charlotte, North Carolina 28255

     Reference is hereby made to the Amended and Restated Revolving Credit and Reimbursement Agreement, dated as of August 8, 1995, (the "Agreement") among NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, as Agent for certain Lenders signatory thereto, such Lenders and REXEL, INC. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Officer hereby confirms its prior notice of borrowing given to the Agent by telephone on -------------, 19-- to the effect that Loans of the type and amount set forth below be made on the date indicated by deposit of such amount to the Borrower's Account:


Type of Loan
(check one)    Interest Period1    Aggregate Amount2   Date of Loan3


     Reference Loan -----

     Fixed CD Loan ------

     LIBOR Loan ---------

------------------
[FN]
1 For any Fixed CD Loan 30, 60, 90 or 180 days and for any LIBOR Loan, seven days, one, two, three or six months or one year.

2 (i) If a Reference Loan, in an amount equal to $3,000,000 or any integral multiple of $250,000 in excess thereof, (ii) if a Fixed CD Loan or LIBOR Loan, in a minimum amount of $3,000,000 or integral multiples of $250,000 in excess thereof.

3 At least two (2) Business Days after date of telephonic or telefacsimile notice if a Fixed CD Loan and three (3) LIBOR Business Days if a LIBOR Loan; may be same Business Day in the case of Reference Loans.

     The Borrower hereby certifies that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

     2. All the representations and warranties set forth in the Agreement (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof.

     3. There has been no material adverse change in the financial condition of the Borrower and its Subsidiaries taken as a whole since the date of those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.01 hereof.

     This the ---- day of -------------, 19 --.



                                        REXEL, INC.




                                        By:
                                           -------------------------------
                                           Authorized Officer

                                   EXHIBIT F

                                    Form of
                       Guaranty and Suretyship Agreement
                       ---------------------------------

     This is a Continuing and Unconditional Guaranty dated as of ------------- ("Guaranty") made by each of the undersigned (each, a "Guarantor" and collectively, the "Guarantors").

     Each Guarantor is a subsidiary of REXEL, Inc. ("Borrower"), a New York corporation which is the Borrower under an Amended and Restated Revolving Credit and Reimbursement Agreement dated as of August 8, 1995 ("Loan Agreement") by and among the Borrower, NationsBank of Florida, National Association ("NationsBank"), as agent (the "Agent") for each of the Lenders now or hereafter party thereto (the "Lenders"), NationsBank as a Lender and any other Lenders as provided for therein. As used in this Guaranty, the term "Lenders" means NationsBank, in its capacity as a Lender and not as Agent, each Lender party to the Loan Agreement and each other financial or investment institution that hereafter becomes a "Lender" as provided for in the Loan Agreement.

     Under the terms and subject to the conditions set forth in the Loan Agreement, the Lenders have agreed to make certain loans and advances to the Borrower and NationsBank has agreed to issue certain Letters of Credit for the account of the Borrower. Terms specifically defined in the Loan Agreement and not defined herein shall have the same definition when used in this Guaranty.

     FOR VALUE RECEIVED, and to induce the Lenders to make loans and advances to, and to issue Letters of Credit for the account of, the Borrower, each Guarantor hereby becomes surety for and irrevocably and unconditionally guarantees for the benefit of the Agent and the Lenders (collectively, the "Secured Parties") the payment when due, whether by acceleration or otherwise (including amounts which, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or any successor statute), would become due), of any and all Liabilities (as hereinafter defined) of Borrower to the Secured Parties.

     1. The term "Liability" or "Liabilities" as used herein shall mean the obligations of Borrower to the Secured Parties evidenced the Notes made by the Borrower payable to the Secured Parties under the Loan Agreement, all obligations of the Borrower to reimburse NationsBank with respect to all Letters of Credit created and issued for the account of the Borrower under the Loan Agreement and all other debts and obligations of the Borrower owing to the Secured Parties under the Loan Agreement or any Loan Documents to which the Borrower is a party and all other indebtedness, obligations and liabilities of the Borrower under written financing arrangements stated by the Guarantors and the Secured Parties to be guaranteed hereby, together with all extensions or renewals thereof and all sums payable under or by virtue thereof including, without limitation, all amounts of principal and interest and all reasonable expenses (including reasonable attorneys' fees and costs of collection as specified therein) incurred in the collection thereof or the enforcement of rights thereunder; provided, however, that the liability of any Guarantor with respect to the Liabilities shall not exceed at any time the Maximum Amount (as hereinafter defined) for such Guarantor less the amounts, if any, collected by or on behalf of the Secured Parties from such Guarantor pursuant to any other Loan Documents executed by such Guarantor. The "Maximum Amount" with respect to any Guarantor means 95% of (a) the fair salable value of the assets of such Guarantor (including the fair salable value of the amounts received or receivable by such Guarantor pursuant to the terms of Section 8 hereof) as of the date hereof minus (b) the total liabilities of such Guarantor (including contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty and the other Loan Documents executed by such Guarantor) as of the date hereof; provided, however, that if the calculation of the Maximum Amount with respect to any Guarantor in the manner provided above as of any relevant date after the date hereof as required of such Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number.

     The term Liabilities as used herein shall include all Liabilities of any successor entity or entities of the Borrower to the Lenders.

     2. This is a guaranty of payment and not merely of collection. In the event of any default by the Borrower in payment or otherwise on any of the Liabilities, the Guarantors will pay, jointly and severally, all or any portion of the Liabilities due or thereafter becoming due, whether by acceleration or otherwise, without offset of any kind whatsoever, without any Secured Party first being required to make demand upon the Borrower or pursue any of its rights against the original obligor, or against any other Person, including other guarantors (whether or not party to this Guaranty), and without being required to liquidate or to realize on any collateral security. In any right of action accruing to any Secured Party, such Secured Party may elect to proceed against (a) any Guarantor together with the Borrower; (b) any Guarantor and the Borrower individually; (c) any Guarantor only without having first commenced any action against the Borrower.

     3. The Guarantors waive, to the extent permitted by applicable law, (i) notice of acceptance of this Guaranty and notice of any Liability to which it may apply, (ii) presentment, demand for payment, protest, notice of dishonor or notice of nonpayment of any Liabilities and any suit or the taking of other action by any Secured Party against, and any other notice, any party liable thereon (including the Guarantors), (iii) any disability of the Borrower or defense (other than the defense of payment) available to the Borrower, including absence or cessation of the Borrower's liability for any reason whatsoever, (iv) any defense or circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety, and (v) all rights under any state or federal statute dealing with or affecting the rights of creditors.

     4. Any Secured Party may at any time and from time to time (subject to obtaining any necessary consent of Persons other than the Guarantors) without notice to the Guarantors (except as required by law), without incurring responsibility to the Guarantors, without impairing, releasing or otherwise affecting the obligations of the Guarantors in whole or in part and without the endorsement or execution by any Guarantor of any additional consent, waiver or guaranty: (a) change the manner, place or terms of payment, and change or extend the time of or renew or alter, any Liability or installment thereof, or any security therefor, and may loan additional monies or extend additional credit to Borrower, with or without security, thereby creating new Liabilities the payment of which shall be guaranteed hereunder, and the guaranty herein made shall apply to the Liabilities as so changed, extended, renewed, increased or otherwise altered; (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Liabilities and any offset there against;
(c) exercise or refrain from exercising any rights against Borrower or others (including the Guarantors) or act or refrain from acting in any other manner;
(d) settle or compromise any Liability or any security therefor and may subordinate the payment of all or any part thereof to the payment of any Liability (whether or not due) of Borrower to creditors of Borrower other than the Secured Parties and the Guarantors; (e) apply any sums from any sources to any Liability without regard to any Liabilities remaining unpaid; and (f) may compromise or settle with or release and discharge from Liability any Guarantor hereunder or any other guarantor of any Liabilities, or any other Person liable to such Secured Party for all or any portion of the obligations of the Borrower.

     5. No invalidity, irregularity or unenforceability of all or any part of the Liabilities or of any security therefor or the Loan Agreement or other Loan Documents shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary and absolute obligation of the Guarantors.

     6. This Guaranty is a continuing one and all Liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. This Guaranty shall continue in full force and effect until such time as all Liabilities have been paid in full and no Lender shall be under any further obligation under the Loan Agreement to lend or to advance funds to or to issue Letters of Credit on behalf of the Borrower constituting Liabilities.

     7. All notices provided to be given to the Secured Parties herein shall be given in the manner in which and to the place at which notices are given to the Agent under the Loan Agreement. All notices to any Guarantor shall be given in the manner in which notices are given to the Borrower in the Loan Agreement to such Guarantor in care of the Borrower at its address for notices pursuant to the Loan Agreement.

     8. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, any and all rights and claims of the Guarantors against Borrower or any of its property shall be subordinate and subject in right of payment to the prior payment in full of all Liabilities. Each Guarantor, at the request of any Secured Party, shall execute such further documents in favor of such Secured Party to further evidence and support the purpose of this Section 8.

     9. The Guarantors will upon demand pay, jointly and severally, to each Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which it may reasonably incur in connection with enforcement of this Guaranty or the failure by any Guarantor to perform or observe any of the provisions hereof. Each Guarantor agrees to indemnify and hold harmless each Secured

Party from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, incurred in connection with any claim or litigation by any Person (other than a party to the Loan Agreement) growing out of or resulting from this Guaranty or the exercise by any Secured Party of any right or remedy granted to it hereunder or under the other Loan Documents or the Loan Agreement in the absence of gross negligence or willful misconduct on the part of such Secured Party and in the absence of a breach by such Party of its obligations under the Loan Agreement or applicable law, orders or regulations. If and to the extent that the obligations of any Guarantor under this Section 9 are unenforceable for any reason, such Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     10. No delay on the part of the Secured Parties in exercising any of their options, powers or rights, or partial or single exercise thereof, shall constitute waiver thereof. Failure by any Secured Party to insist upon strict performance hereof shall not constitute a relinquishment of its right to demand strict performance at another time. Receipt by any Secured Party of payment by any Person on any Liability, with knowledge of a default on any Liability or of a breach of this Guaranty, or both, shall not be construed as a waiver of the default or breach. No waiver of any of their rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by the Secured Parties unless the same shall be in writing, duly signed by the Agent (which execution by the Agent shall be conclusive evidence that the Agent has received consent thereto of the Required Lenders), and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the secured Parties or the obligations of the Guarantors to the Secured Parties in any other respect at any other time; provided, that no such amendment, waiver or consent shall (i) deprive any Secured Party of the benefits generally of this Guaranty without the written consent of such Secured Party, or (ii) alter the provisions of this Section 10 without the written consent of all of the Secured Parties.

     11. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any Liabilities is rescinded or must otherwise be returned by any Secured Party upon the bankruptcy or insolvency of the Borrower or by order of any court or administrative body having jurisdiction, as if such payment had not been made and notwithstanding the termination of this Guaranty pursuant to Section 6.

     12. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default (as defined in the Loan Agreement), each Guarantor agrees that each Secured Party shall have a right of set-off for all the liabilities of such Guarantor against all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party (other than for safekeeping as a fiduciary) for any purpose for the account or benefit of such Guarantor and including any balance of any deposit account or of any credit of such Guarantor with such Secured Party, whether now existing or hereafter established, hereby authorizing each Secured Party at any time or times with or, to the extent permitted by applicable law, without prior notice to apply such balances or any part thereof to such of the liabilities of such Guarantor to such Secured Party then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of such Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     13. Each Guarantor affirms to the Secured Parties that each of the representations and warranties contained in the Loan Agreement and made by the Borrower with respect to such Guarantor is true and correct.

     14. This Guaranty is freely assignable and transferable by the Secured Parties to any permitted assignee and transferee of any Liability under Section
12.01 of the Loan Agreement; however, no duties and obligations of any Guarantor may be delegated or transferred by such Guarantor without the written consent of all Secured Parties. Anyone executing this Guaranty shall be bound by the terms hereof without regard to execution by anyone else and this Guaranty may be executed in separate counterparts by any one or more of the Guarantors, each of which shall be deemed an original Guaranty. This Guaranty is binding upon each Guarantor and its successors and assigns, and shall inure to the benefit of each Secured Party, its successors, endorsees and assigns.

     15. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Secured Parties provided by law or under the Loan Agreement, the other Loan Documents or other applicable agreements or instruments.

     16. This Guaranty shall be construed in accordance with the laws of the State of Florida. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty. To the extent permitted by applicable law, the Guarantors hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect. Each Guarantor hereby submits to the jurisdiction and venue of the state and Federal courts of Florida, for the purposes of resolving disputes hereunder or under any of the other Loan Documents to which it is a party or for the purpose of collection.

     17. The Guarantors shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to any security for the Liabilities. No Guarantor also shall be deemed a "creditor" of Borrower with respect to the Liabilities, as said term "creditor" is defined in the Bankruptcy Code (for any successor statute).

     18. The obligations of each Guarantor under this Guaranty shall be joint and several with the obligations of each other person that guarantees all or any part of the Liabilities, including without limitation each of the other Guarantors referred to in the Loan Agreement.

     19. UNDERSIGNED HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A

PARTY OR ON ANY MATTER ARISING IN CONNECTION HEREWITH OR THEREWITH.

     20. In the event that any term of this Guaranty or of any other Loan Document (other than the Loan Agreement) conflicts with any term of the Loan Agreement, then the term of the Loan Agreement shall control.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        GUARANTORS:

                                        SOUTHERN ELECTRIC SUPPLY COMPANY, INC.
                                        SUMMERS GROUP, INC.
                                        CALCON ELECTRIC SUPPLY, INC.
                                        ENGINEERED APPAREL CONCEPTS, INC.
                                        WILLCOX & GIBBS DN, INC.
                                        WILLCOX & GIBBS DS, INC.

WITNESS:                                By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                             Authorized Officer or Signatory
-------------------------------------

                                   EXHIBIT G

                                 Form of Note
                                 -------------

-----------------1                      [-----------------,----]2
                                          -----------------, 1995


     FOR VALUE RECEIVED, REXEL, INC., a New York corporation having its principal place of business located in Coral Gables, Florida (the "Borrower"), hereby promises to pay to the order of -----------------3 (the "Lender"), in its individual capacity, at the office of NationsBank of Florida, National Association, as agent for the Lender (the "Agent"), located at One Independence Center, 15th Floor, Charlotte, North Carolina 28255, Attention: Agency Services (or at such other place or places as the Agent may designate) at the times set forth in the Amended and Restated Revolving Credit and Reimbursement Agreement dated as of the date hereof among the Borrower, NationsBank of Florida, National Association the financial institutions parties thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of [------------------------]4 DOLLARS ($----------------) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article
II of the Agreement.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set in the Agreement.
------------------
[FN]
1 Insert Lender's Pro Rata Share of Total Revolving Commitment in arabic numerals.

2.   Insert name of city of Lender's Principal Office.

3.   Insert name of Lender in capital letters.

4. Insert Lender's Pro Rata Share of Total Revolving Credit Commitment in words.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized officer as of the date and year first above written, all pursuant to authority duly granted.

WITNESS:                                REXEL, INC.

----------------------------------      By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------
----------------------------------

                                   EXHIBIT H

               Opinion of Counsel for Borrower and Subsidiaries
               ------------------------------------------------

                                 See attached.

                                   EXHIBIT I

                        Form of Compliance Certificate
                        ------------------------------

NationsBank of Florida,
National Association, as Agent
150 S.E. Third Avenue
Miami, Florida 33131
Attention:  Corporate Banking

     I, ------------------------, (Title) ------------------------ of Rexel
Inc., a New York corporation (the "Borrower"), acting pursuant to Section 8.01 of the Amended and Restated Revolving Credit and Reimbursement Agreement dated as of August 8, 1995 among the Borrower, NationsBank of Florida, National Association, as Agent, and the Lenders named therein (the "Agreement"), hereby certify to the best of my knowledge to you as of ----------------- [insert Determination Date] as follows:

1.   Calculations:

     A.   Compliance with Section 9.12:  Indebtedness for Money Borrowed to
          Consolidated Shareholders' Equity

          1.   Indebtedness for Money Borrowed               $-------------
          2.   Consolidated Shareholders' Equity             $-------------
          3.   Ratio of A.1. to A.2                           ----- to 1.00

               See Section 9.12 for required ratios.

     B.   Compliance with Section 9.13:  Consolidated Shareholders' Equity

          1.   Issued and outstanding share capital          $-------------
          2.   Additional Paid-in Capital                    $-------------
          3.   Retained Earnings                             $-------------
          4.   Sum of B.l., B.2. and B.3.                    $-------------

               See Section 9.13 for required ratios.

     C.   Compliance with Section 9.14:  Acquisitions

          1.   Total Cost of Acquisitions during             $-------------
               the period

               Required that Cost of Acquisitions not
               exceed 30% of Consolidated
               Shareholders' Equity.

     D.   Compliance with Section 9.15:  Interest Coverage Ratio

          1.   Consolidated EBIT                             $-------------
          2.   Consolidated Interest Expense                 $-------------
          3.   Ratio of D.1. and D.2.                         ----- to 1.00

               See Section 9.15 for required ratios.

     E.   Compliance with Section 9.17:  Fixed Charge Coverage Ratio

          1.   Consolidated Net Income                       $-------------
          2.   State and Federal Income Taxes                $-------------
          3.   Consolidated Interest Expense                 $-------------
          4.   Depreciation and amortization                 $-------------
          5.   Sum of E.1. through E.4.                      $-------------
          6.   Consolidated Interest Expense                 $-------------
          7.   Current Maturities of Indebtedness            $-------------
          8.   Current Maturities of Capitalized Leases      $-------------
          9.   Sum of E.6. through E.8.                      $-------------
          10.  Ratio of E.5. to E.9.                          ----- to 1.00

               See Section 9.17 for required ratios.

     F.   Compliance with Section 9.18:  Trading Asset Ratio

          1.   Accounts                                      $-------------
          2.   Inventory                                     $-------------
          3.   Sum of F.1. and F.2.                          $-------------
          4.   Accounts Payable                              $-------------
          5.   F.3. minus F.4.                               $-------------
          6.   Indebtedness for Money Borrowed               $-------------
          7.   Ratio of F.5. to F.6.                          ----- to 1.00

               See Section 9.18 for required ratios.

2.   No Default

          A. The Borrower and the Guarantors have kept, observed, performed and fulfilled each and every agreement binding on each of them contained in the Loan Documents.

          B.   Since ------------ (the date of the last similar certification),
     (a) the Borrower and the Guarantors have not defaulted in the keeping, observance, performance or fulfillment of any of the Loan Documents; and
     (b) no Default or Event of Default specified in Article X has occurred.

          C. If a Default or Event of Default has occurred since ------------ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of
     Default: -----------------------------------------------------------------
     --------------------------------------------------------------------------
     -------------------------------------------------------------------------.
     (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

     All terms if not specifically defined herein shall have the meaning set forth in the Agreement. The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with
Section 8.01 of the Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate this ------------ day of ------------, 19--.


------------------------------------         ---------------------------------
Authorized Officer                                         Date

                                   EXHIBIT J

                         Guarantors and NonGuarantors
                         ----------------------------

                                  Guarantors
                                  ----------

Southern Electric Supply Company, Inc.
Summers Group, Inc.
Calcon Electric Supply, Inc.
Engineered Apparel Concepts, Inc.
Willcox & Gibbs DN, Inc.
Willcox & Gibbs DS, Inc.

                                Non-Guarantors
                                ---------------

C.E.S. Industries, Inc.
Consolidated Electric Supply, Inc.
Seaco Electrical Supplies, Inc.
Elgee Electric Supply Co., Inc.
Clark Consolidated Industries, Inc.
Duellman Electric Supply Co., Inc.
Sacks Electrical Supply Co., Inc.
Willcox & Gibbs of Alabama, Inc.
Consolidated Electric Supply, Ltd. (Bahamas)
Rogers Lighting Company
Spindletop Electrical Distributing Co., Inc.
Rawlinson Electric Company
Summers Electric Company
Robin Service Corporation
W&G Export Corporation

                                   EXHIBIT K

           Existing Liens, Indebtedness, Guaranties and Investments
           --------------------------------------------------------

I.   DEBT/LIENS/GUARANTEES

     A. Rexel, Inc. and subsidiaries (other than those subsidiaries referred to in I.B.)
          --------------------------------------------------------------------


          1. Indebtedness (the term "Indebtedness" is used herein as defined in the Agreement).

               Sundry other indebtedness, including capital leases and finance agreements related to computer, office and vehicular equipment incurred in the ordinary course of business (including, in this instance, renewals, extensions and replacements of such debt) - not exceeding $5,000,000

               Amounts due former shareholders of acquired companies pursuant to acquisition agreements

               7% Convertible Subordinated Debentures of Rexel, Inc. due August 2014 - $50,000,000

               $42,860,000 of Indebtedness to Prudential Life Insurance Company of America due March 15, 2001

          2. Liens (the term "Liens" is used herein as defined in the Agreement)

               Liens securing the sundry other debts referred to under I.A.1. above

          3. Guarantees (The term "guarantees" is used herein as defined in the Agreement)

               Those guarantees by Rexel, Inc. and subsidiaries of such debt of their customers provided in the ordinary course of business as is necessary to induce leasing companies to provide lease financing to facilitate the purchase by such customers of equipment, goods and/or services provided by Rexel, Inc. and subsidiaries, such amount so guaranteed not to exceed $5,000,000 at any point in time

               The Tax Sharing Agreement and Distribution Agreement with Worldtex, Inc., and the Purchase Agreement, Investment Agreement, Registration Rights Agreement and other agreements referred to in the Willcox & Gibbs, Inc. Proxy Statement dated September 2, 1992

               Sundry other guarantees which are not material

     II.  INVESTMENTS


     A.   Rexel, Inc. and subsidiaries
          ----------------------------

          Employee Loans and Advances -- $1,500,000

          Mima-Pegasus -- $60,000

          Stock and Debentures of Salant Corp. -- $21,000

          Mortgage -- Wayne Campbell -- $120,000

          CES Long Term Notes Receivable -- $700,000

          Montrose Textile Machine Co. Inc. -- $1,000,000 note

          Delta Computec Inc. -- 1,000,000 shares of common stock, $475,000 principal amount debenture and a note receivable of $37,500.

          Sundry other investments which are not material

                                                                   EXHIBIT 10.2

                                  REXEL, INC.
                              150 Alhambra Circle
                                   Suite 900
                         Coral Gables, Florida  33134


          This Amendment No. 7 dated as of August 8, 1995 to the Note Agreement dated as of April 2, 1991 between The Prudential Insurance Company of America ("Prudential") and Rexel, Inc. (formerly, Wilcox & Gibbs, Inc.) (as amended the "Note Agreement"). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Note Agreement.

                                R E C I T A L S

          WHEREAS, the Company authorized and issued $50,000,000 aggregate principal amount of its 9.78% senior promissory notes due March 15, 2001 pursuant to the Note Agreement;

          WHEREAS, concurrently herewith the Company is entering into a Private Shelf Agreement dated as of August 8,1995 with Prudential (the "Shelf Agreement") that contains terms and conditions substantially different from those contained in the Note Agreement;

          WHEREAS, the Company and Prudential wish to substantially conform the terms and conditions of the Note Agreement to the terms and conditions of the Shelf Agreement;

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Paragraphs 4A, 4B, 4C, 4D and 4E of the Note Agreement are hereby amended and restated in their entirety as follows:

               "4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, $7,140,000 on March 15, in each of the years 1995 through 1996 and 1999 through 2001 and $7,160,000 on March 15, 1998; and such principal amounts, together with interest thereon to the prepayment dates shall become due and payable on such dates.

               4B.   OPTIONAL PREPAYMENTS.  The Notes shall be subject to
          prepayment in whole at any time or in part from time to time (in a minimum amount of $1,000,000 and in increments of $100,000 in excess thereof) at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to but excluding the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

               4C.   NOTICE OF OPTIONAL PREPAYMENT.  The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of the Notes held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

               4D.   APPLICATION OF PREPAYMENTS.  In the case of each
          prepayment of less than the entire unpaid principal amount of all outstanding Notes pursuant to paragraphs 4A or 4B, the principal amount to be prepaid shall be applied pro rata to all outstanding Notes (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

               4E.   RETIREMENT OF NOTES.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D."

          2. Paragraphs 5, 6 and 7 of the Note Agreement are hereby amended and restated in its entirety as follows:

               "5.   AFFIRMATIVE COVENANTS.  So long as any Note is outstanding and unpaid, the Company covenants as follows:

               5A(1).    FINANCIAL STATEMENTS; NOTICE OF DEFAULTS.  The Company
          covenants that it will deliver to each Significant Holder of any Notes in triplicate:

                    (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income, and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated statements;

                   (ii) as soon as practicable and in any event within 97 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated statements;

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                   (iv) promptly upon receipt thereof, a copy of each other
               report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

                    (v) with reasonable promptness, such other financial data
               as such Significant Holder may reasonably request.

               Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6A(3), 6A(4), 6A(5), 6B(1), 6B(2), 6B(3), 6B(4)and 6B(5) and
               stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of any Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

               5A(2) SPECIAL INFORMATION. The Company also covenants that within five Business Days of any Responsible Officer obtaining knowledge of:

                     (a) Default or Event of Default; or

                     (b) any (A) Environmental Liabilities which individually
               or in the aggregate has a reasonable possibility of having a Materially Adverse Effect on the Company and its Subsidiaries taken as a whole, (b) pending, threatened or anticipated Environmental Proceedings, which if decided adversely has a reasonable possibility of having a Materially Adverse Effect on the Company and its Subsidiaries taken as a whole, (C) Environmental Notices, (D) Environmental Judgments and Orders, or (E) Environmental Releases at, on, in, under or in any way affecting any real property, owned, leased or otherwise used or occupied by the Company or any Subsidiary which has a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

          the Company will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company or the Subsidiary has taken, is taking or proposes to take with respect thereto.

               5B.   INFORMATION REQUIRED BY RULE 144A.  The Company covenants
          that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

               5C.   INSPECTION OF PROPERTY.  The Company covenants that it
          will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Material Subsidiaries, to examine the corporate books and financial records of the Company and its Material Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, in each case as shall be relevant to the performance by the Company of this Agreement on the financial condition of the Company and its Subsidiaries, all at such reasonable times and as often as such Significant Holder may reasonably request.

               5D.   COVENANT TO SECURE NOTES EQUALLY.  The Company covenants
          that, if it or any Material Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph
          11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

               5E.   SUBSIDIARY GUARANTIES.  The Company covenants that it will cause each Subsidiary which is required to guarantee all or any portion of any obligation under the Bank Agreement or any other Debt of the Company (collectively, "Other Debt") to execute and deliver to each holder of the Notes (i) a Guaranty Agreement of such Subsidiary together with evidence of due authorization, execution, delivery and enforceability of such agreement in form and substance reasonably satisfactory to the Required Holders and (ii) an agreement, in form and substance satisfactory to the Required Holders, under which the holders of such Other Debt agree to be bound to the terms of the Intercreditor Agreement. The Company agrees to make the deliveries required by this paragraph 5E not later than the date on which the guaranties of such Other Debt become effective.

               5F.   MAINTENANCE OF INSURANCE.  The Company covenants that it
          and each Subsidiary will maintain, with financially sound and responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar business.

               5G.   MAINTENANCE OF CORPORATE EXISTENCE; COMPLIANCE WITH LAW;
          PRESERVATION OF PROPERTY. The Company covenants that it and each Subsidiary will (i) except as allowed under paragraph 6B(5), do or cause to be done all things necessary to preserve, renew and keep in full force and effect the corporate existence of the Company and its Material Subsidiaries, and to the extent with the Company's or such Subsidiary's control, rights, licenses, permits and franchises material to the business of the Company and its Subsidiaries taken as a whole, (ii) comply in all material respects with all laws and regulations applicable to it and its Subsidiaries, including, without limitation, laws and regulations relating to equal opportunity and employee safety, the failure to comply with which could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, (iii) at all times maintain, preserve and protect all material intellectual property of the Company and its Subsidiaries and (iv) preserve all the remainder of its business and keep same in good repair, working order and condition (except for normal wear and tear and obsolete property replaced in the ordinary course of business).

               5H.   COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS.  The Company
          will, and will cause each of its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all Environmental Requirements including, without limitation, the emission of wastewater, effluent, solid and hazardous waste and air pollution, and laying down general environmental conditions together with any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and diligently comply with the regulations (except to the extent such regulations are waived by appropriate governmental authorities) of the Environmental Protection Agency or other Environmental Authority, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the

          Company and its Subsidiaries taken as a whole. The Company shall not be deemed to have breached or violated this paragraph 5H if the Company or any Subsidiary is challenging in good faith by appropriate proceedings diligently pursued the application of enforcement of such Environmental Requirements for which adequate reserves have been established in accordance with generally accepted accounting principles.

               5I.   PAYMENT OF TAXES AND CLAIMS.  The Company will, and will
          cause each Subsidiary to, pay all taxes, assessments and other governmental charges imposed upon it or its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which might, if unpaid, become a Lien upon any of its properties or assets (other than Liens permitted pursuant to paragraph 6B(1)); provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

               6.    NEGATIVE COVENANTS

               6A.   FINANCIAL RATIOS.  The Company covenants that it will not
          permit:

               6A(1).    CURRENT RATIO.  The ratio of Consolidated Current
          Assets to Consolidated Current Liabilities to be less than 1.25 to
          1.0 at any time.

               6A(2).    INTEREST COVERAGE RATIO.  The Interest Coverage Ratio
          as at the last day of any fiscal quarter of the Company to be less than 2.50 to 1.0.

               6A(3).    FIXED CHARGE COVERAGE RATIO.  The Fixed Charge
          Coverage Ratio calculated as of the last day of any fiscal quarter of the Company ending in any of the periods specified in the table below to be less than the ratio set forth in such table opposite such period.

                        Period                                Ratio
                        ------                                -----

               June 30, 1995 through and
               including December 31, 1995                  1.10 to 1.00

               January 1, 1997 and thereafter               1.40 to 1.00

               6A(4).    CONSOLIDATED DEBT RATIO.  The ratio of Consolidated
          Debt to Consolidated Net Worth to exceed 1.50 to 1.00 at any time.

               6A(5).    PRIORITY DEBT RATIO.  Priority Debt to exceed 20% of
          Consolidated Net Worth at any time.

               6B.   LIENS, DEBT AND OTHER RESTRICTIONS.  The Company covenants that it will not and will not permit any Subsidiary to:

               6B(1).    LIENS.  Create, assume or suffer to exist any Lien
          upon any of its property or assets, whether now owned or hereafter acquired or upon any income or profits therefrom (in all cases, whether or not provision is made for the equal and ratable securing of Notes in accordance with the provisions of paragraph 5D hereof), except:

                    (i) Liens for taxes, assessments or governmental charges
               or levies the payment of which is not at the time required by paragraph 5I;

                   (ii) statutory liens of landlords and Liens of carriers,
               warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by paragraph 5I;

                  (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance and other types of social security, or (b) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, and which do not in the aggregate materially detract from the value of the property or assets, or materially impair the use thereof in the operation of the business, of the Company and its Subsidiaries, taken as a whole;

                   (iv) Liens on property or assets of the Company or any of
               its Subsidiaries securing Debt owing to the Company or to any of its wholly-owned Subsidiaries;

                    (v) Liens that constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit in accounts maintained with lenders party to the Bank Agreement that are to be shared pursuant to the Sharing Agreement or such Liens in favor of any other financial institution which (a) shall not at any time extend credit to the Company or any Subsidiary, or (b) does not maintain accounts (for the deposit of cash or otherwise) for the benefit of the Company or any Subsidiary, or (c) shall have delivered to each holder of a Note a sharing agreement in the form of Exhibit M hereto, or (d) shall have waived its rights to such Liens in a writing satisfactory to the Required Holders; and

                   (vi) other Liens not otherwise permitted by clauses (i)
               through (v) above, provided that after giving effect thereto, Priority Debt shall not exceed 20% of Consolidated Net Worth.

               6B(2).    INVESTMENTS.  Make a permit to remain outstanding any
          Investment except the Company or any Subsidiary may:

                    (i) make or permit to remain outstanding Investments
               issued or guaranteed by the government of the United States of America or any agency thereof so long as the obligation or guarantee shall have the full faith and credit of the United States of America;

                   (ii) make or permit to remain outstanding commercial paper of issuers incorporated under the laws of the United States or any state thereof and rated A-1 or better by Standard & Poor's Corporation ("S&P") or P-1 or better by Moody's Investors Service, Inc.;

                  (iii) make or permit to remain outstanding Investments in
               (a) tax exempt obligations of any state of the United States of America or any political subdivision or public instrumentality thereof which are payable in United States dollars and rated in one of the two highest rating categories by S&P or Moody's and
               (b) securities of any open-end investment company registered under the Investment Company Act of 1940, as amended, which invests primarily in obligations meeting the requirements of clause (a) above;

                   (iv) make or permit to remain outstanding Investments in
               one or more Subsidiaries or any Person that concurrently with such Investment becomes a Subsidiary;

                    (v) make or permit to remain outstanding Investments
               received in settlement of obligations (created in the ordinary course of business) owing to the Company or any Subsidiary;

                   (vi) make or permit to remain outstanding other
               Investments; provided that, after giving effect to such Investment, (a) no Default or Event of Default shall occur and be continuing and (b) the aggregate amount of all Investments (valued at the lower of cost or book value) made pursuant to this clause (vi) does not exceed 10% of Consolidated Net Worth and the aggregate amount of Investments made pursuant to this clause (vi) other than Investments in the same line of business in which the Company and its Subsidiaries engage on the date of this Agreement) does not exceed $5,000,000.

               6B(3).    RESTRICTED PAYMENTS.  The Company will not, and will
          not permit any of its Subsidiaries to declare, make or incur any liability to make any Restricted Payment unless immediately after giving effect to such action:

                    (i) the aggregate amount of Restricted Payments of the
               Company and its Subsidiaries declared or made during the period commencing on the date of this Agreement and ending on the date such Restricted Payment is declared or made, inclusive (such period, the "Determination Period"), would not exceed the sum of:

                         (A) $26,000,000; plus

                         (B) 50% of Consolidated Net Income for the
               Determination Period (or minus 100% of Consolidated Net Income for any fiscal year included in the Determination Period if Consolidated Net Income for any such fiscal year is a loss); plus

                         (C) 15% of the aggregate amount of cash proceeds
               received by the Company and its Subsidiaries during such period from the sale of all capital stock (net of all costs and out of pocket expenses in connection therewith including, without limitation, underwriting and brokerage fees and expenses); and

                   (ii) no Default or Event of Default would exist.

          Notwithstanding the foregoing restrictions, the repurchase of the Company's common stock and/or the Subordinated Debentures prior to March 31, 1996 for an aggregate purchase price not to exceed the Permitted Amount shall not constitute a Restricted Payment hereunder.

               6B(4).    LEASE RENTALS.  Directly or indirectly become or
          remain liable as lessor or guarantor or other surety with respect to any Operating Lease unless, at the end of then current fiscal quarter the aggregate of all Net Rental Payments under such Operating Leases and all other Operating Leases for the period of four consecutive fiscal quarters then ended (taken as a cumulative whole) shall not exceed 1.25% of Consolidated Gross Revenues for such period.

               6B(5).    MERGER AND SALE OF ASSETS.  Consolidate with or merge
          into any other Person, or permit any other Person to consolidate with or merge into it or sell, lease, abandon or otherwise dispose of any of its assets, except that:

                    (i) any Subsidiary may consolidate with or merge into the
               Company if the Company shall be surviving a corporation and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Default;

                   (ii) any Subsidiary may consolidate with or merge into any other Subsidiary if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Default;

                  (iii) any Subsidiary may sell, lease or otherwise dispose
               of all or substantially all its assets to the Company or to a Subsidiary;

                   (iv) the Company or any Subsidiary may sell, lease,
               abandon or otherwise dispose of any of its assets (including the disposition by the Company or a Subsidiary of an equity interest in a Subsidiary and the disposition by any Subsidiary of any equity interest in itself to other than the Company or another Subsidiary) if immediately after giving effect to such proposed disposition, the assets so disposed of (whether or not leased back) by the Company and its Subsidiaries during the twelve months preceding the date of such disposition (a) shall not have an aggregate net book value (determined as to particular assetsas of the respective dates of disposition of such assets), in excess of 10% of consolidated assets determined as of the end of the most recently completed fiscal quarter of the Company and (b) shall not have produced Operating Profit during the prior 12 months prior to such disposition in excess of 10% of Operating Profit at the end of the most recently completed 12 months.

                    (v) any corporation may merge into the Company or any
               Subsidiary if (a) the Company or such Subsidiary is the corporation surviving such merger and (b) at the time of and immediately after giving effect to such merger, no Default or Event of Default shall exist; and

                   (vi) the Company or any Subsidiary may consolidate with or merge into any other corporation if (a) the surviving corporation is a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, with a majority of its assets located and a majority of its business conducted within the continental United States, (b) in the case of a merger or consolidation of the Company, such corporation expressly assumes, by an agreement reasonably satisfactory in substance and form to the Required Holder(s) which agreement may require the delivery in connection with such assumption of such opinions of counsel as such Required Holder(s) may reasonably request), the obligations of the Company under this Agreement and under the Notes, and (c) immediately after giving effect to such transaction no Event of Default or Default shall exist.

               6B(6).    RESTRICTIONS ON SUBSIDIARIES.  Except as permitted
          under paragraph 6(B) (5)(iv), permit any Subsidiary to: (i) issue stock or other equity interests in such Subsidiary or rights, options, convertible securities or warrants convertible into or exercisable for such stock or other equity interests, except to the Company or another of the Company's Subsidiaries, (ii) sell, assign, pledge or otherwise dispose of any shares of stock or other equity interests in such Subsidiary or rights, options, convertible securities or warrants convertible into or exercisable for such stock or other equity interests except to the Company or another of its Subsidiaries, or (iii) enter into any contract or agreement (including any provisions in its corporate charter or articles or certificate of incorporation) that imposes restrictions on its ability to pay dividends, except in connection with the transaction in which such Subsidiary becomes a Subsidiary.

               6B(7).    CERTAIN CONTRACTS.  Enter in or be a party to:

                    (i) any contract providing for the making of loans,
               advances or capital contributions to any Person other than a Subsidiary, or for the purchase of any property from any Person other than a Subsidiary, in each case in order primarily to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses; or

                   (ii) any contract to rent or lease (as lessee) any real or personal property (other than Capital Leases permitted under paragraph 6B(1), if such contract (or any related document) provides that the obligation to make payments thereunder (other than to a Subsidiary) is absolute and unconditional without regard to the availability to the lessee of the leased property under conditions not customarily found in commercial leases than in general use in the relevant geographic region or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor; or

                  (iii) any contract for the sale or use of materials,
               supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property to the Person entitled to the benefit of such services) owed or to be owed to any Person entitled to the benefit of such services) owed or to be owed to any Person and such contract or contracts, taken as whole, is or are material to the Company and its Subsidiaries, taken as a whole.

               6B(8).    TRANSACTIONS WITH AFFILIATES.  Engage in any
          transaction or transactions material to the Company and its Subsidiaries, taken as a whole (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service), with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained in an arm's length transaction at the time from Persons which are not such an Affiliate; provided that the foregoing restrictions shall not apply to any transactions between the Company and a wholly-owned Subsidiary or between two wholly-owned Subsidiaries or to employee or director compensation transactions.

               6B(9).    ERISA.  The Company will not nor permit any Subsidiary
          to:

                    (i) terminate or withdraw from any Plan resulting in the
               incurrence of any liability to the Pension Benefit Guaranty Corporation;

                   (ii) engage in or permit any Person to engage in any
               prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Company or any Subsidiary to any tax, penalty or other liability;

                  (iii) incur or suffer to exist any accumulated funding
               deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

                   (iv) allow or suffer to exist any risk or condition which
               presents a risk of incurring a liability to the Pension Benefit Guaranty Corporation, if the aggregate tax, penalty or other liability of the Company and its Subsidiaries that would result from any of the foregoing would exceed $2,000,000 in the aggregate.

               6B(10).   ENVIRONMENTAL MATTERS.  The Company will not, and will
          not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from any real property, owned, leased, occupied or used by the Company or any Subsidiary any Hazardous Materials except for Hazardous Materials used, produced, released or managed in the ordinary course of business in compliance with all applicable Environmental Requirements except where the failure to do so would not have a reasonable possibility of having Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

               7.    EVENTS OF DEFAULT.

               7A.   ACCELERATION.  If any of the following events shall occur
          and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                    (i) the Company defaults in the payment of any principal
               of, or Yield-Maintenance Amount payable with respect to, any

               Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                   (ii) the Company defaults in the payment of any interest
               on any Note for more than 5 Business Days after the date due;
               or

                  (iii) the Company or any Subsidiary defaults (whether as
               primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $500,000; or

                   (iv) any representation or warranty made by the Company
               herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                    (v) the Company fails to perform or observe any agreement
               contained in paragraph 6; or

                   (vi) the Company fails to perform or observe any other
               agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                  (vii) the Company or any Material Subsidiary makes an
               assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                 (viii) any decree or order for relief in respect of the
               Company or any Material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                   (ix) the Company or any Material Subsidiary petitions or
               applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Material Subsidiary, or of any substantial part of the assets of the Company or any Material Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Material Subsidiary) relating to the Company or any Material Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                    (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

                   (xi) any order, judgment or decree is entered in any
               proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

                  (xii) any order, judgment or decree is entered in any
               proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

                 (xiii) one or more final judgments in an aggregate amount in excess of $1,000,000 is rendered against the Company or any Material Subsidiary and, within 90 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $2,000,000; or

                   (xv) the Company or any Guarantor shall disavow or attempt to terminate any Guaranty Agreement or any Guaranty Agreement shall cease to be in full force and effect;

          then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any Significant Holder may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par (but without Yield-Maintenance Amount, if any) together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

               7B.   RESCISSION OF ACCELERATION.  At any time after any or all
          of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,
          (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

               7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

               7D.   OTHER REMEDIES.  If any Event of Default or Default shall
          occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise."

          3. Paragraphs 10 and 11 of the Note Agreement are hereby amended and restated in their entirety as follows:

               "10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

               10A.  YIELD-MAINTENANCE TERMS.

                     "CALLED PRINCIPAL" shall mean, with respect to any Note,
               the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                     "DISCOUNTED VALUE" shall mean, with respect to the Called
               Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                     "REINVESTMENT YIELD" shall mean, with respect to the
               Called Principal of any Note, the yield to maturity implied by
               (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

                     "REMAINING AVERAGE LIFE" shall mean, with respect to the
               Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect
               to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                     "SETTLEMENT DATE" shall mean, with respect to the Called
               Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to
               any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

               10B.  OTHER TERMS.

                     "AFFILIATE" shall mean any Person directly or indirectly
               controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                     "ATTRIBUTABLE DEBT" shall mean the sum, for each
               Receivables Financing of such Person, of the aggregate then outstanding face amount of all Receivables of such Person which shall have been the subject of such Receivables Financing (or, if the actual funds received by such Person in connection with such Receivables Financing is less than such then outstanding face amount of Receivables, the amount of such funds so received less any amount collected by the transfer of the Receivables as proceeds of the Receivables) of such Person, whether or not such Person shall have any liability or other obligation in respect of the collectibility of such Receivables plus any other liability of such Person incurred in connection with such Receivables Financing which is in addition to amounts due by such Person based on the collectibility of the Receivables which are the subject of such Receivables Financing.

                     "BANK AGREEMENT"

                     "BANKRUPTCY LAW" shall have the meaning specified in
               clause (viii) of paragraph 7A.

                     "BUSINESS DAY" shall mean any day other than (i) a
               Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed.

                     "CAPITAL EXPENDITURES" shall mean, with reference to any
               period, the sum of (i) the gross amount of additions to property, plant and equipment (which are classified as such in accordance with generally accepted accounting principles and at the time have a useful life in excess of one year) of the Company and its Subsidiaries during such period, plus (ii) with respect to any Capital Lease entered into by the Company or any Subsidiaries during such period, the capitalized amount thereof determined in accordance with generally accepted accounting principles.

                     "CAPITAL LEASE" shall mean any lease the rental
               obligations under which constitute Capitalized Lease
               Obligations.

                     "CAPITALIZED LEASE OBLIGATION" shall mean any rental
               obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

                     "CASH EQUIVALENTS" shall mean any Investment of the types
               permitted under clauses (i) through (iii) of paragraph 6B(2).

                     "CERCLA" shall mean the Comprehensive Environmental
               Response Compensation and Liability Act.

                     "CERCLIS" shall mean the Comprehensive Environmental
               Response Compensation and Liability Inventory System established pursuant to CERCLA.

                     "CODE" shall mean the Internal Revenue Code of 1986, as
               amended.

                     "CONSOLIDATED CURRENT ASSETS" shall mean, at any time,
               the aggregate amount of all current assets of the Company and its Subsidiaries as determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions but excluding cash and Cash Equivalents.

                     "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at any
               date of determination thereof, the aggregate amount of all current liabilities of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions but excluding all Debt that would be classified as a current liability in accordance with generally accepted accounting principles.

                     "CONSOLIDATED DEBT" shall mean, as at any date of
               determination thereof, the total of all Debt of the Company and its Subsidiaries outstanding on such date, determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions.

                     "CONSOLIDATED GROSS REVENUES" shall mean, with reference
               to any period, the gross consolidated revenues of the Company and its Subsidiaries for such period (taken as a cumulative whole), all determined in accordance with generally accepted accounting principles, after eliminating all intercompany transactions.

                     "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect
               to any period, the total consolidated interest expense (including imputed interest in respect of Capitalized Lease Obligations) of the Company and its Subsidiaries for such period determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions.

                     "CONSOLIDATED NET INCOME" shall mean, with reference to
               any period, the net income (or deficit) of the Company and its Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, provided that there shall be excluded (i) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (ii) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into a consolidated with the Company or any of its Subsidiaries, (iii) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or a Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distribution, (iv) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of cash dividends or similar cash distribution by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, laws, statute, rule or governmental regulation applicable to such Subsidiary, (v) any write-up of any asset, (vi) any gain arising from the acquisition of any securities of the Company or any of its

               Subsidiaries, (vii) any net income or gain (but not any net loss) during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments,
               (viii) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition thereof over the cost of the investment in such Subsidiary, (ix) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, and (x) any net gain from the collection of the proceeds of life insurance policies.

                     "CONSOLIDATED NET WORTH" means, at any time

                     (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries at such time plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries at such time, in each case, as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with generally accepted accounting principles, minus

                     (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

                     (c) any increase in the amount of Consolidated Net Worth attributable to a write-up in the book value of any asset on the books of the Company resulting from a revaluation thereof subsequent to December 31, 1994, minus

                     (d) the amounts, if any, at which any shares of capital stock of the Company or any Subsidiary appear as an asset on the balance sheet from which Consolidated Net Worth is determined for the purposes of this definition, minus

                     (e) any net gain attributed to cumulative translation adjustments, any income or gain from any change in accounting principles, any extraordinary items or from any prior period adjustments.

                     "CURRENT MATURITIES OF FUNDED DEBT" means, at any time
               and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement of firm commitment in effect at such time to a date one year or more from such time.

                     "DEBT" means, with respect to any Person, without
               duplication,

                     (a)  its liabilities for borrowed money;

                     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                     (c)  its Capital Lease Obligations;

                     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                     (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through
               (d) hereof.

               Debt of any person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                     "DISTRIBUTION" means, in respect of any corporation,
               association or other business or other business entity:

                     (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

                     (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such other equity interests.

                     "ENVIRONMENTAL AUTHORITY" shall mean any foreign,
               federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                     "ENVIRONMENTAL JUDGMENTS AND ORDERS" shall mean all
               judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

                     "ENVIRONMENTAL LIABILITIES" shall mean any liabilities,
               whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

                     "ENVIRONMENTAL NOTICES" shall mean any written
               communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements or any investigation concerning any purported violation of any Environmental Requirements. Environmental Notices also shall mean (i) any written communication from any other Person threatening litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any other Person commencing litigation or administrative proceedings against or involving the Company relating to alleged violations of Environmental Requirements.

                     "ENVIRONMENTAL PROCEEDINGS" shall mean any judicial or
               administrative proceedings arising from or in any way associated with any Environmental Requirement.

                     "ENVIRONMENTAL RELEASES" shall mean releases (as defined
               in CERCLA or under any applicable state or local environmental laws or regulations) of Hazardous Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger or health, safety or the environment.

                     "ENVIRONMENTAL REQUIREMENTS" shall mean any applicable
               local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

                     "ERISA" shall mean the Employee Retirement Income
               Security Act of 1974, as amended.

                     "ERISA AFFILIATE" shall mean any corporation which is a
               member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                     "EVENT OF DEFAULT" shall mean any of the events specified
               in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                     "EXCHANGE ACT" shall mean the Securities Exchange Act of
               1934, as amended.

                     "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to
               the Company and its Subsidiaries, as of the end of any fiscal quarter, the ratio of (A) the sum of (i) Consolidated Net Income, plus taxes imposed on or measured by income, plus Consolidated Interest Expense, plus depreciation and amortization minus Capital Expenditures, all for the four fiscal quarters then ended to (B) the sum of (i) Consolidated Interest Expense, plus Distributions of the Company (except to the extent any Distribution does not constitute a Restricted Payment under paragraph 6B(3), all for such four fiscal quarters, plus (ii) Current Maturities of Funded Debt (other than Capitalized Lease Obligations).

                     "FUNDED DEBT" means, with respect to any Person, all Debt
               of the Company and its Subsidiaries which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions, provided that Funded Debt shall include, as at any date of determination, Current Maturities of Funded Debt.

                     "GUARANTOR" means, each Subsidiary of the Company listed
               on Exhibit J hereto and, thereafter, each other Subsidiary which is required to execute and deliver a Guaranty Agreement pursuant to paragraph 5E hereof.

                     "GUARANTY" means, with respect to any Person, any
               obligation (except the endorsement in the ordinary course of business of negotiable instrument for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person.

                     (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

               In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                     "GUARANTY AGREEMENT" means a guaranty agreement in the
               form attached hereto as Exhibit F as such agreement may be amended, restated, modified or supplemented from time to time.

                     "HAZARDOUS MATERIALS" shall mean (a) hazardous waste as
               defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation,
               (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                     "INCLUDING" shall mean, unless the context clearly
               requires otherwise, "including without limitation".

                     "INTEREST COVERAGE RATIO" shall mean with respect to the
               Company and its Subsidiaries as of the end of any fiscal quarter the ratio of (i) Consolidated Net Income plus all Consolidated Interest Expense plus taxes imposed on or measured by income for the four fiscal quarters than ended, to (ii) Consolidated Interest Expense for such four fiscal quarters.

                     "INTERCREDITOR AGREEMENT" shall mean an agreement in the
               form of Exhibit N hereto among the lenders party to the Bank Agreement, Prudential and the holders of Notes issued from time to time hereunder, as such agreement shall be amended, supplemented, modified or restated from time to time.

                     "INVESTMENT" shall mean, as applied to any Person, any
               direct or indirect purchase or other acquisition by such Person of stock or other securities of any Person, or any direct or indirect loan or advance or capital contribution to any Person (but not including travel, relocation, sales commission and other like advances and loans to officers and employees incurred in the ordinary course of business) or any Guaranty (other than a Guaranty of Debt).

                     "LIEN" shall mean any mortgage, pledge, security
               interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                     "MATERIAL ADVERSE EFFECT" shall mean, (i) with respect to
               any Person, a material adverse effect upon such Person's business, assets, liabilities, financial condition, results of operations or business prospects, (ii) with respect to a group of Persons "taken as a whole," a material adverse effect upon such Persons' business, assets, liabilities, financial condition, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with generally accepted accounting principles, and
               (iii) with respect to this agreement, any contract or any other obligation, a material adverse effect, as to any party thereto, upon the binding nature, validity or enforceability thereof or ability to perform hereunder or thereunder.

                     "MATERIAL SUBSIDIARY" shall mean each Subsidiary of the
               Company listed on Exhibit J hereto and any other Subsidiary of the Company which has total assets with a book value of $1,000,000 or more.

                     "MULTIEMPLOYER PLAN" shall mean any Plan which is a
               "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

                     "NET RENTAL PAYMENTS" shall mean, with respect to any
               period, the aggregate amount of the payments for rent or additional rent (including all repairs, alterations, construction, demolition and the like) under an Operating Lease made by lessee at any time during such period; provided that there shall be deducted from the rental paid under any Operating Lease with respect to any property for any period, the aggregate rentals received under any sublease of such property for such period.

                     "NOTES" shall have the meaning specified in paragraph 1.

                     "OFFICER'S CERTIFICATE" shall mean a certificate signed
               in the name of the Company by an Authorized Officer of the Company.

                     "OPERATING PROFIT" shall mean, for any period,
               Consolidated Net Income for such period plus all amounts deducted in calculating Consolidated Net Income in respect of
               (i) Consolidated Interest Expense on Consolidated Debt, (ii) taxes imposed on or measured by income or excess profit, and
               (ii) all charges for depreciation of fixed assets and amortization of intangibles, all determined in accordance with generally accepted accounting principles, provided that any of the aforesaid expenses, taxes or charges paid, accrued or deducted by any Person acquired by the Company or any of its Subsidiaries through purchase, merger or consolidation or otherwise, or paid or accrued by any Person which is a successor to the company or any of its Subsidiaries by consolidation or merger or as a transferee of its assets, shall be included in Operating Profit only to the extent taken into account in determining the net income of such Person included in Consolidated Net Income for such period.

                     "OPERATING LEASE" shall mean any lease of property
               (whether real, personal or mixed), other than office equipment, rolling stock and data processing equipment, which is not a Capital Lease, other than any such lease under which the Company or one of its Subsidiaries is the lessor or having an original term of less than one year.

                     "PERMITTED AMOUNT" shall mean on the date of any purchase
               (and before giving effect thereto) by the Company of common stock or Subordinated Debentures, $52,000,000 minus the aggregate principal amount of Subordinated Debentures outstanding on such date.

                     "PERSON" shall mean and include an individual, a
               partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                     "PLAN" shall mean any employee pension benefit plan (as
               such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                     "PREFERRED STOCK" means, in respect of any corporation,
               shares of the capital stock of such corporation that are entitled to preference or priority over other shares of the capital stock of such corporation in respect of the payment of dividends or distribution of assets upon liquidation.

                     "PRIORITY DEBT" shall mean, as at any date of
               determination thereof, the sum (without duplication) of the aggregate principal amount of (i) all Debt of Subsidiaries (excluding any Debt of Subsidiaries owing to the Company or another Subsidiary or any Debt comprised of a Guaranty of any Subsidiary to the extent that the Company shall have complied with paragraph 5E) plus (ii) all Debt of the Company (including, without limitation Debt of the Company owing to any Subsidiary) secured by Liens other than Liens permitted by clauses (i) through (v) of paragraph 6B(1) plus (iii) all Preferred Stock of Subsidiaries owned by any Person other than the Company or a wholly-owned Subsidiary plus (iv) all Attributable Debt.

                     "PURCHASER" means the Persons named on the Purchaser
               Schedule attached hereto.

                     "PRUDENTIAL" shall mean The Prudential Insurance Company
               of America.

                     "RECEIVABLES FINANCING" shall mean a transaction pursuant
               to which funds are advanced to either Company and/or any of its Subsidiaries in exchange for which the Company and/or any of its Subsidiaries shall pledge, sell or otherwise transfer any or all of its notes or accounts receivables to secure, in whole or in part, the repayment of such funds.

                     "REQUIRED HOLDER(S)" shall mean the holder or holders of
               at least 66 2/3% of the aggregate principal amount of the Notes, from time to time outstanding.

                     "RESTRICTED PAYMENT" means any Distribution in respect of
               the Company or any Subsidiary (other than on account of capital stock or other equity interests of a Subsidiary owned legally and beneficially by the Company or another Subsidiary) including, without limitation, any Distribution resulting in the acquisition by the Company of securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of
               (x) the fair market value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

                     "RESPONSIBLE OFFICER" shall mean the chief executive
               officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or treasurer of the Company.

                     "SECURITIES ACT" shall mean the Securities Act of 1933,
               as amended.

                     "SHARING AGREEMENT" shall mean an agreement substantially
               in the form of Exhibit M hereto by and among the lenders party to the Bank Agreement, Prudential and the holders of Notes from time to time issued under this Agreement as such agreement may be amended, restated, modified or supplemented from time to time.

                     "SIGNIFICANT HOLDER" shall mean (i) Prudential (at all
               times during the Issuance Period whether or not Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

                     "SUBORDINATED DEBENTURES" shall mean the Company's 7%
               Convertible Subordinated Debentures due 2014.

                     "SUBSIDIARY" shall mean any corporation at least a
               majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

                     "THIRD PARTY" shall mean all lessees, sublessees,
               licenses and other users of any real property owned, lease or otherwise used or occupied by the company or any Subsidiary.

                     "TRANSFEREE" shall mean any direct or indirect transferee
               of all or any part of any Note purchased by any Purchaser under this Agreement.

                     "VOTING STOCK" shall mean, with respect to any
               corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A(1).

               11.   MISCELLANEOUS.

               11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto or (ii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

               11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of one special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

               11C. CONSENT TO AMENDMENTS. This Agreement and the Notes may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, (i) the Notes may not be amended nor may the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes, or (ii) change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver, without the written consent of the holder or holders of all Notes at the time outstanding. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

               11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement if such holder is a "Qualified Institutional Buyer" (as defined in Rule 144A promulgated under the Securities Act), or if not, upon receipt of a security bond reasonably acceptable to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

               11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

               11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

               11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

               11H. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

               11I. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in or the Purchaser Schedule attached hereto or such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 150 Alhambra Circle, Suite 900, Coral Gables, Florida 33134, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

               11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

               11K. CONFIDENTIAL INFORMATION. For the purposes of this paragraph 11K "Confidential Information" means information delivered to a holder of a Note by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is non-public or which the Company or any Subsidiary deems proprietary in nature, provided, that in no event shall "Confidential Information" include information that (a) was publicly known or otherwise known by such holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such holder, (c) otherwise becomes known by such holder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such holder under paragraph 5A that are otherwise publicly available. Each holder of a Note agrees to use its best efforts to maintain the confidentiality of such Confidential Information, provided that such holder may deliver or disclose Confidential Information (i) to its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by Notes), (ii) to its financial advisors and other professional advisors (to the extent such disclosure reasonably relates to the administration or the investment represented by the Notes or such advisors agree in writing to be bound to the terms of this paragraph 11K), (iii) to any other holder of any Note, (iv) to any Person to which such holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11K, (v) to any Person from which such holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11K), (vi) to any federal or state regulatory authority having jurisdiction over such holder, (vii) to the National Association of Insurance Commissioners, (viii) to effect compliance with any law, rule, regulation or order, (ix) in response to any subpoena or other legal process applicable to such holder, or (x) to the extent appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11K.

               11L. SEVERABILITY Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               11M. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               11N. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

               11O. GOVERNING LAW. IN ACCORDANCE WITH THE PROVISIONS OF SECTION5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

               11P. SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

               11Q. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument."

          4.   The Purchaser Schedule attached to the Note Agreement as
Schedule I is hereby replaced with Schedule I attached hereto.

          5. Exhibits F, H, I, J, and K to the Note Agreement are hereby replaced with Exhibits F, H, I, J and K attached hereto and the Note Agreement is hereby amended by adding new Exhibits M and N in the forms attached hereto.

          5.   CONDITIONS TO EFFECTIVENESS.   This Amendment shall become
effective upon the last to occur of (i) execution and delivery of this Amendment by the parties hereto and (ii) satisfaction or waiver by Prudential of the conditions set forth in paragraph 3B of the Shelf Agreement.

          6. Except as expressly hereby, all provisions of the Note Agreement shall remain in full force and effect and none of the amendments set forth herein shall be deemed to be an amendment, waiver or modification to any other terms or provisions of this Note Agreement.

          7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date above written.


                                        REXEL, INC.


                                        By:
                                           --------------------------------
                                        Name:
                                        Title:



                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA


                                        By:
                                           --------------------------------
                                        Vice President